FORM OF AGREEMENT

ECHOSTAR SATELLITE L.L.C.
DISTRIBUTOR RETAILER AGREEMENT

This Distributor Retailer Agreement (the "Agreement") is made and effective as of ___________ (the “Effective Date”), by and between EchoStar Satellite L.L.C., formerly known as EchoStar Satellite Corporation (“EchoStar”), having a place of business at 9601 S. Meridian Blvd., Englewood, Colorado 80112, and The Conpany having a place of business at __________ "Retailer").

INTRODUCTION

A.  EchoStar is engaged, among other things, in the business of providing digital direct broadcast satellite (“DBS”) services under the name DISH Network.

B. CVS Systems, Inc. ("Distributor") is authorized by EchoStar on a non-exclusive basis, to direct and support certain retailers with respect to the marketing, promotion and solicitation of orders for Programming (as defined below).

C. Distributor is authorized by an Affiliate (as defined below) of EchoStar to distribute DISH DBS Systems (as defined below) and Promotional Certificates (as defined below).

D. Retailer desires to purchase DISH DBS Systems and/or Promotional Certificates from Distributor.

E. In order to enhance the salability of the DISH DBS Systems (if any) and/or Promotional Certificates (if any) that Retailer purchases from Distributor, Retailer, acting as an independent contractor, desires to become authorized on a non-exclusive and non-incentivized basis to market, promote and solicit orders for Programming (an "Authorized Retailer"), in accordance with and subject to the terms and conditions of this Agreement.

F. EchoStar desires to appoint Retailer as an Authorized Retailer in accordance with and subject to the terms and conditions of this Agreement.

AGREEMENT

1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following definitions shall apply to this Agreement:

1.1 “Affiliate” means any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity.

1.2 “Bulk Programming” means the Programming that EchoStar makes generally available for viewing in Guest Properties and bulk-billed MDU Properties, in each case assuming 100% penetration, subject to any restrictions (geographic, blackout, or otherwise) as EchoStar may impose on some or all of such programming services at any time and from time to time in its Sole Discretion. EchoStar reserves the right to change the Bulk Programming offered and/or any restrictions applicable to such Bulk Programming at any time and from time to time in its Sole Discretion.

1.3 “Business Rule(s)” means any term, requirement, condition, condition precedent, process or procedure associated with a Promotional Program or otherwise identified as a Business Rule by EchoStar which is communicated to Retailer by EchoStar or an Affiliate of EchoStar either directly (including without limitation via e-mail) or through any method of mass communication reasonably directed to EchoStar’s retailer base, including, without limitation, a “Retailer Chat”, e-mail, facts blast, or posting on EchoStar’s retailer web site. Retailer agrees that EchoStar has the right to modify any Business Rule at any time and from time to time in its Sole Discretion, upon notice to Retailer.

1.4 “Chargeback” shall have the meaning set forth in Section 6.4.

1.5 “Commercial Location” means a Public Commercial Location and/or a Private Commercial Location, as those terms are defined below in Sections 1.19 and 1.15, respectively.

1.6 “Commercial Programming” means the Programming that EchoStar makes generally available for viewing in Commercial Locations subject to any restrictions (geographic, blackout, or otherwise) as EchoStar may impose on some or all of such programming services at any time and from time to time in its Sole Discretion. EchoStar reserves the right to change the Commercial Programming offered and/or any restrictions applicable to such Commercial Programming at any time and from time to time in its Sole Discretion.

1.7 “DISH DBS System” means a satellite receiver, which for purposes of this Agreement shall mean a single standalone consumer electronics device, and related components packaged therewith (if any), intended to be utilized solely for the reception of Programming delivered by satellite transponders owned, leased and/or otherwise operated or utilized by EchoStar and/or any of its Affiliates, which is sold directly to Retailer by Distributor under the “EchoStar” brand name or the brand name of an EchoStar Affiliate.

1.8 “DISH Network Subscriber” shall have the meaning set forth in Section 9.5.

1.9 “Guest Property” means a hotel, motel, hospital, other healthcare facility or any other similar type of facility located in the Territory that regularly permits overnight or otherwise short-term stays by individuals. Notwithstanding the foregoing, EchoStar reserves the right to determine at any time and from time to time, in its Sole Discretion, whether a location constitutes a Guest Property or is more appropriately considered another type of location.

1.10 “Institutional/Residential Location” means a property located in the Territory that displays Programming in a non-public, common viewing area within a property that is owned or operated by a government or commercial entity, in which employees are being provided residential living accommodations to facilitate the requirements of their job responsibilities. For example (and without limitation of the foregoing), non-public, common viewing areas within fire stations, oil rigs and coast guard stations are typically Institutional/Residential Locations. Notwithstanding the foregoing, EchoStar reserves the right to determine at any time and from time to time, in its Sole Discretion, whether a location constitutes an Institutional/Residential Location or is more appropriately considered another type of location.

1.11 “Laws” shall have the meaning set forth in Section 9.1.

1.12 “MDU Property” means a dormitory, apartment building, condominium complex, retirement community or other type of multifamily living establishment located in the Territory that affords residents living quarters. Notwithstanding the foregoing, EchoStar reserves the right to determine at any time and from time to time, in its Sole Discretion, whether a location constitutes an MDU Property (and, if so, what type of MDU Property, e.g., bulk-billed, non-bulk-billed or other) or is more appropriately considered another type of location.

1.13 “Other Agreement(s)” means any agreement(s) between Retailer and/or any of its Affiliates, on the one hand, and EchoStar and/or any of its Affiliates, on the other hand.

1.14 “Permitted Subcontractors” shall have the meaning set forth in Section 7.1.

1.15 “Private Commercial Location” means a place of business located in the Territory that may be accessible to the public, and is not classified within the hospitality industry. For example (and without limitation of the foregoing), office reception areas or waiting rooms and the private offices of attorneys, doctors/dentists, and other business professionals are typically Private Commercial Locations. Notwithstanding the foregoing, EchoStar reserves the right to determine at any time and from time to time, in its Sole Discretion, whether a location constitutes a Private Commercial Location or is more appropriately considered another type of location.

1.16 “Programming” means DISH Network video, audio, data and interactive programming services. EchoStar reserves the right to change the Programming offered and/or any restrictions applicable to such Programming at any time and from time to time in its Sole Discretion.

1.17 “Promotional Certificate” means a serialized certificate issued in connection with a Promotional Program offered by EchoStar which is sold directly to Retailer by Distributor for resale by Retailer directly to a consumer which, among other things, entitles such consumer to a DISH DBS System (or the use of such system, if the applicable Promotional Program involves leasing equipment to consumers) and may include installation of such DISH DBS System.

1.18 “Promotional Program” means: (i) a promotional offer, as determined by EchoStar, which Retailer may present to consumers in connection with Retailer’s marketing, promotion and solicitation of orders for Programming and (ii) the Business Rules, as determined by EchoStar, setting forth the terms and conditions governing each such promotional offer. EchoStar reserves the right to discontinue any Promotional Program or change the Business Rules associated therewith at any time and from time to time in its Sole Discretion, upon notice to Retailer.

1.19 “Public Commercial Location” means a place of business located in the Territory that: (i) is generally accessible to the public, (ii) is typically classified within the hospitality industry, (iii) typically serves food and/or liquor for immediate consumption, and (iv) is typically registered with a fire occupancy certificate. No satellite master antenna television or private cable system in a commercial or residential multiple dwelling unit (i.e., hotels, hospitals, dormitories, etc.) shall be considered a Public Commercial Location; provided, however, that a place of business located within such multiple dwelling units that otherwise meets the definition of a Public Commercial Location (e.g., a restaurant within a hotel or hospital) may be considered a Public Commercial Location. For example (and without limitation of the foregoing), bars, restaurants, clubs, casinos, lounges, and shopping malls are typically Public Commercial Locations. Notwithstanding the foregoing, EchoStar reserves the right to determine at any time and from time to time, in its Sole Discretion, whether a location constitutes a Public Commercial Location or is more appropriately considered another type of location.

1.20 “Residential Location” means a single family residential dwelling (i.e., single family houses, apartments, condominiums or other dwellings used primarily for residential purposes), located in the Territory; provided, however, that in no case shall any satellite master antenna television system or private cable system in a residential multiple dwelling unit or any similar programming reception system (e.g., dormitories, etc.) be considered a Residential Location. Notwithstanding the foregoing, EchoStar reserves the right to determine at any time and from time to time, in its Sole Discretion, whether a location constitutes a Residential Location or is more appropriately considered another type of location.

1.21 “Residential MDU Programming” means the Programming that EchoStar makes generally available for viewing in non-bulk-billed MDU Properties subject to any restrictions (geographic, blackout, or otherwise) as EchoStar may impose on some or all of such programming services at any time and from time to time in its Sole Discretion. EchoStar reserves the right to change the Residential MDU Programming offered and/or any restrictions applicable to such Residential MDU Programming at any time and from time to time in its Sole Discretion.

1.22 “Residential Programming” means the Programming that EchoStar makes generally available for viewing in Residential Locations and Institutional/Residential Locations subject to any restrictions (geographic, blackout, or otherwise) as EchoStar may impose on some or all of such programming services at any time and from time to time in its Sole Discretion. EchoStar reserves the right to change the Residential Programming offered and/or any restrictions applicable to such Residential Programming at any time and from time to time in its Sole Discretion.

1.23  “Sole Discretion” means a person’s or entity’s sole and absolute discretion for any reason or no reason.

1.24 “Term” shall have the meaning set forth in Section 10.1 below.

1.25 “Territory” shall have the meaning set forth in Section 2.2 below.

1.26 “Unit” means: (i) solely in the case of hospitals and other healthcare facilities, each television on the premises; (ii) solely in the case of all Guest Properties other than hospitals and other healthcare facilities, each room in the Guest Property; and (iii) solely in the case of bulk-billed or non-bulk-billed MDU Properties, each separate living quarters in the bulk-billed or non-bulk-billed MDU Property.

2. APPOINTMENT; TERRITORY.

2.1 Appointment. EchoStar hereby appoints Retailer as a non-exclusive Authorized Retailer to market, promote and solicit orders for Programming, subject to all of the terms and conditions of this Agreement and all Business Rules (which are hereby incorporated into this Agreement by reference in their entirety). The appointment set forth herein for the promotion of the DISH Network by Retailer shall apply to the same DBS service which may be operated by EchoStar and/or its Affiliates under a different name in the future. Retailer’s authorization hereunder is limited to: (i) the solicitation of orders for Residential Programming from, and the marketing, advertising and promotion of Residential Programming to, consumers at Residential Locations and Institutional/Residential Locations; (ii) the solicitation of orders for Residential MDU Programming from, and the marketing, advertising and promotion of Residential MDU Programming to, consumers at non-bulk-billed MDU Properties; (iii) the solicitation of orders for Commercial Programming from, and the marketing, advertising and promotion of Commercial Programming to, commercial enterprises operating businesses at Commercial Locations; and (iv) the solicitation of orders for Bulk Programming from, and the marketing, advertising and promotion of Bulk Programming to, commercial enterprises providing Bulk Programming on a bulk-basis, assuming 100% penetration, to Guest Properties and bulk-billed MDU Properties.

2.2 Territory. Retailer’s authorization hereunder, and any actions it undertakes in connection with, or in furtherance of, this Agreement, shall be limited solely to the area within the geographic boundaries of the United States and its territories and possessions (the “Territory”).

2.3. Acceptance. Retailer hereby accepts its appointment as an Authorized Retailer and agrees to use its best efforts to continuously and actively advertise, promote and market Programming and to solicit orders therefor, subject to and in accordance with all of the terms and conditions of this Agreement. Retailer understands that it may hold itself out to the public as an Authorized Retailer of EchoStar only after fulfilling, and for so long as it continues to fulfill, all of the duties, obligations, requirements and other terms and conditions contained in this Agreement and all Business Rules, and only during the Term of this Agreement.

2.4 Non-Exclusivity. Retailer acknowledges that: (i) nothing in this Agreement is intended to confer, nor shall it be construed as conferring, any exclusive territory or any other exclusive rights upon Retailer; (ii) EchoStar and its Affiliates make absolutely no statements, promises, representations, warranties, covenants or guarantees as to the amount of business or revenue that Retailer may expect to derive from participation in this Agreement or any Promotional Program; (iii) Retailer may not realize any business, revenue or other economic benefit whatsoever as a result of its participation in this Agreement or any Promotional Program; (iv) EchoStar currently offers, and at any time, and from time to time, in the future may offer in its Sole Discretion, others the opportunity to act as an Authorized Retailer or to solicit orders for Programming in the same geographic area in which Retailer is located and elsewhere; (v) EchoStar and its Affiliates shall be entitled, among other things, to: (a) market, promote and solicit orders for Programming, (b) distribute, sell, lease and otherwise transfer possession of DISH DBS Systems, Promotional Certificates, related accessories and other equipment, and (c) perform installation and maintenance services (directly and indirectly through subcontractors) for DISH DBS Systems, related accessories and other equipment, in each case throughout the Territory and in direct or indirect competition with Retailer, without any obligation or liability to Retailer whatsoever, and without providing Retailer with any notice thereof; and (vi) EchoStar shall be free to cease or suspend provision of the Programming offered in whole or in part at any time, and from time to time in its Sole Discretion, and shall incur no liability to Retailer by virtue of any such cessation or suspension.

2.5 Purchase of DISH DBS Systems and Promotional Certificates. Unless specifically authorized to the contrary in a separate written agreement between Retailer and EchoStar, Retailer shall purchase and order all DISH DBS Systems and Promotional Certificates exclusively from Distributor and shall not purchase or order any DISH DBS Systems or Promotional Certificates from EchoStar, any Affiliate of EchoStar or any other person or entity. In no event shall EchoStar or any of its Affiliates be liable for any delay, or failure to fulfill, any purchase order for DISH DBS Systems, Promotional Certificates, related accessories or any other equipment submitted by Retailer to Distributor, regardless of the cause of such delay or failure. Retailer hereby acknowledges and agrees that EchoStar and its Affiliates have no obligation to re-purchase DISH DBS Systems, Promotional Certificates, related accessories or any other equipment sold to Retailer from Distributor at any time or for any reason.

2.6 Sale of DISH DBS Systems and Promotional Certificates. Retailer agrees that it will not directly or indirectly sell, lease or otherwise transfer possession of a DISH DBS System or Promotional Certificate to any person or entity whom Retailer knows or reasonably should know: (i) is not an end-user and/or intends to resell, lease or otherwise transfer it for use by another individual or entity; (ii) intends to use it, or to allow others to use it, to view Residential Programming at a location other than a Residential Location or Institutional/Residential Location; (iii) intends to use it, or to allow others to use it, to view Residential MDU Programming at a location other than a non-bulk-billed MDU Property; (iv) intends to use it, or to allow others to use it in Canada, Mexico or at any other location outside of the Territory; or (v) intends to have, or to allow others to have, Programming authorized for it under a single DISH Network account that has or will have Programming authorized for multiple satellite receivers that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of a bulk-billed MDU Property). It shall be Retailer’s sole and exclusive responsibility to investigate and determine whether any direct or indirect sale, lease or other transfer by Retailer would be in violation of this Section 2.6. In the event that Retailer directly or indirectly sells, leases or otherwise transfers possession of a DISH DBS System or Promotional Certificate to a person or entity who uses it or allows others to use it to: (a) view Residential Programming at a location other than a Residential Location or Institutional/Residential Location, or (b) view Residential MDU Programming at a location other than a non-bulk-billed MDU Property, then Retailer agrees to pay to EchoStar upon demand: (1) the difference between the amount actually received by EchoStar for the Programming authorized for the corresponding DISH DBS System and the full commercial rate for such Programming (regardless of whether EchoStar has or had commercial distribution rights for such Programming); and (2) the total amount of any admission charges or similar fees imposed and/or collected for listening to or viewing such Programming (regardless of whether such charges and/or fees were imposed or collected by Retailer). In the event that Retailer directly or indirectly sells, leases or otherwise transfers possession of a DISH DBS System or Promotional Certificate to a person or entity who has, or allows others to have, Programming authorized for it under a single DISH Network account that at any time has Programming activated for multiple DISH DBS Systems that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of bulk-billed MDU Properties), and Retailer knew or reasonably should have known that the person or entity intended to have, or allow others to have, Programming authorized for the DISH DBS System under such an account, then Retailer agrees to pay to EchoStar upon demand, the difference between the amount actually received by EchoStar for the Programming authorized under the single account and the full retail price for such Programming had each DISH DBS System authorized under the single account been authorized under a separate account. The foregoing provisions of this Section 2.6 are without prejudice to any other rights and remedies that EchoStar and/or any of its Affiliates may have under contract (including without limitation this Agreement), at law, in equity or otherwise (all of which are hereby expressly reserved), and shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

2.7 Pre-Activations. Retailer shall not, prior to installation, directly or indirectly activate (“Pre-Activate”) any DISH DBS System, nor shall Retailer directly or indirectly sell, lease or otherwise transfer possession of a DISH DBS System or Promotional Certificate to any person or entity who Retailer knows or reasonably should have known intends to Pre-Activate a DISH DBS System.

2.8 Financing; Making Payments on Behalf of End-Users. Retailer shall not directly or indirectly provide financing for the purchase of any Programming or make any payment to EchoStar for Programming or otherwise on behalf of any end-user of a DISH DBS System, nor shall Retailer directly or indirectly sell, lease or otherwise transfer possession of a DISH DBS System or Promotional Certificate to any person or entity who Retailer knows or reasonably should have known intends to provide financing for the purchase of any Programming or make any payment to EchoStar for Programming or otherwise on behalf of any end-user of a DISH DBS System.

2.9 Installation Services. Retailer represents, warrants, covenants and agrees that all installation and after-sales services performed by Retailer and its employees and Permitted Subcontractors in connection with the sale, lease or other transfer of DISH DBS Systems will be performed by Retailer and its employees and Permitted Subcontractors, in full compliance with all applicable Laws, and subject to all of the terms, conditions, standards and guidelines set forth in the DISH Network Installation Manual (located on the retailer web site), as such terms, conditions, standards and guidelines may be changed at any time and from time to time by EchoStar and/or any of its Affiliates (including, without limitation, Dish Network Service L.L.C. and Dish Network California Service Corporation (collectively, “DNSLLC”)) in their Sole Discretion, upon notice to Retailer. In addition to (and without limitation of) the foregoing, Retailer represents, warrants, covenants and agrees that any and all related accessories and/or other equipment installed for, or otherwise provided to, a consumer in fulfillment of, or otherwise in connection with, such installation and after-sales services shall strictly comply with any and all specifications and other terms and conditions, including without limitation any approved part number and/or vendor lists, as set forth by EchoStar and/or any of its Affiliates (including without limitation DNSLLC) in applicable Business Rules at any time and from time to time in their Sole Discretion.

2.10 Prior Retailer Agreements.

2.10.1 IN THE EVENT THAT RETAILER PREVIOUSLY ENTERED INTO ANY NON-INCENTIVIZED RETAILER AGREEMENT, NON-COMMISSIONED RETAILER AGREEMENT, AND/OR NON-COMMISSIONED DEALER AGREEMENT WITH ECHOSTAR RELATING TO THE MARKETING, PROMOTION, ADVERTISING AND/OR SOLICITATION OF ORDERS FOR PROGRAMMING BY RETAILER (EACH A “PRIOR RETAILER AGREEMENT”), WHICH IS IN EFFECT (IN WHOLE OR IN PART) AS OF THE EFFECTIVE DATE, THEN UPON EXECUTION OF THIS AGREEMENT BY RETAILER (WHETHER VIA SIGNATURE OR ELECTRONIC ACCEPTANCE): (I) ALL PRIOR RETAILER AGREEMENTS SHALL BE AUTOMATICALLY TERMINATED, EXCEPT THAT THE PROVISIONS IN SUCH PRIOR RETAILER AGREEMENTS THAT EXPRESSLY SURVIVE AND SUCH OTHER RIGHTS AND OBLIGATIONS THEREUNDER AS WOULD LOGICALLY BE EXPECTED TO SURVIVE TERMINATION OR EXPIRATION SHALL CONTINUE IN FULL FORCE AND EFFECT FOR THE PERIOD SPECIFIED OR FOR A REASONABLE PERIOD OF TIME UNDER THE CIRCUMSTANCES IF NO PERIOD IS SPECIFIED; AND (II) EXCEPT AS SET FORTH IN SECTION 2.10.1(I), ALL RIGHTS AND OBLIGATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THIS AGREEMENT, AND ALL PRIOR RETAILER AGREEMENTS SHALL BE OF NO FURTHER FORCE OR EFFECT.

2.10.2 RETAILER AND ITS AFFILIATES HEREBY ACKNOWLEDGE AND AGREE THAT THEY DO NOT, AS OF THE EFFECTIVE DATE, HAVE ANY CLAIMS OR CAUSES OF ACTION AGAINST ECHOSTAR OR ANY OF ITS AFFILIATES FOR ANY ACTS OR OMISSIONS THAT MAY HAVE OCCURRED PRIOR TO THE EFFECTIVE DATE AND, IN CONSIDERATION OF RETAILER BEING APPOINTED AS AN AUTHORIZED RETAILER HEREUNDER BY ECHOSTAR, RETAILER AND ITS AFFILIATES HEREBY AGREE TO WAIVE ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION, WITH THE SOLE EXCEPTION OF ANY CLAIMS OR CAUSES OF ACTION FOR WHICH RETAILER PROVIDES WRITTEN NOTICE TO ECHOSTAR IN THE SAME FORM REQUIRED FOR A NOTICE OF CLAIM UNDER SECTION 15 BELOW WITHIN NINETY (90) DAYS (OR THE SHORTEST PERIOD OF TIME ALLOWED BY APPLICABLE LAW IF SUCH PERIOD IS MORE THAN 90 DAYS) AFTER RETAILER EXECUTES THIS AGREEMENT (WHETHER VIA SIGNATURE OR ELECTRONIC ACCEPTANCE). ECHOSTAR SHALL HAVE THE SAME RIGHTS WITH RESPECT TO REQUESTS FOR ADDITIONAL INFORMATION AND ACCESS TO RETAILER'S BOOKS AND RECORDS IN CONNECTION WITH ANY SUCH CLAIMS AND CAUSES OF ACTION AS ECHOSTAR HAS UNDER SECTION 17.9 BELOW. FAILURE TO STRICTLY COMPLY WITH THE PROVISIONS OF THIS SECTION 2.10.2 WITH RESPECT TO A PARTICULAR CLAIM AND/OR CAUSE OF ACTION SHALL CONSTITUTE A WAIVER BY RETAILER AND ITS AFFILIATES WITH RESPECT TO THE RELEVANT CLAIM AND/OR CAUSE OF ACTION. HOWEVER, NOTWITHSTANDING ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, NOTHING CONTAINED IN THIS AGREEMENT WILL WAIVE ANY RIGHT RETAILER MAY HAVE IN THE CLAIMS BROUGHT IN THE FOLLOWING CLASS ACTION LAWSUITS IN THE EVENT THE FOLLOWING LAWSUITS ARE CERTIFIED: CASE NO. 00-CV-1989, STYLED JOHN DEJONG, D/B/A ANEXWAVE,@ AND JOE KELLY, D/B/A AKEL-TRONICS,@ AND JAGUAR TECHNOLOGIES, INC. V. ECHOSTAR SATELLITE CORPORATION, UNITED STATES DISTRICT COURT, DISTRICT OF COLORADO; CASE NO. 00-CV-3130, STYLED AIR COMMUNICATION & SATELLITE, INC. ET AL. V. ECHOSTAR SATELLITE CORPORATION, DISTRICT COURT, ARAPAHOE COUNTY, COLORADO; CASE NO. 500-CV-268, STYLED SATELLITE DEALERS SUPPLY, INC. V. ECHOSTAR COMMUNICATIONS CORP., UNITED STATES DISTRICT COURT, EASTERN DISTRICT OF TEXAS.

2.11 Conflict with Agreements Between Retailer and Distributor. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any agreement (whether written or oral) between Retailer and Distributor, the terms and conditions of this Agreement shall control, and any such conflicting or inconsistent term or condition in such agreement between Retailer and Distributor shall be of no force or effect whatsoever.

2.12 Promotional Programs. Retailer shall be eligible to participate in such Promotional Programs as EchoStar and/or any of its Affiliates may make available to Retailer from time to time in their Sole Discretion. Retailer agrees to be bound by, and to use its best efforts to support, all of the terms and conditions of (and all of such terms and conditions are hereby incorporated into this Agreement by reference in their entirety) the Promotional Programs in which Retailer elects to participate. Retailer acknowledges and agrees that: (i) under no circumstances shall EchoStar or any of its Affiliates have at any time any obligation to offer any Promotional Programs to Retailer, or if Promotional Programs are offered to others, to permit Retailer to be eligible to participate in them; (ii) EchoStar and its Affiliates may, at any time and from time to time in their Sole Discretion, add, discontinue, substitute, modify, amend or otherwise alter any or all of the terms and conditions of any Promotional Programs; and (iii) if EchoStar and/or any of its Affiliates offer any Promotional Programs to Retailer, then Retailer shall only be eligible to participate in each such Promotional Program if and to the extent that it meets all of the qualification criteria and other terms and conditions as EchoStar and/or its Affiliates may establish from time to time in their Sole Discretion. In the event of any conflict or inconsistency between the terms and conditions of a Promotional Program and/or applicable Business Rules and the terms or conditions of this Agreement, the terms and conditions of this Agreement shall control. In the event of any ambiguity between or among the terms and conditions of a Promotional Program, Business Rule and/or this Agreement, EchoStar shall have the sole and exclusive authority to interpret and/or make a final determination in its Sole Discretion concerning any issue arising from such ambiguity.

2.13 MDU Property / Guest Properties. Retailer shall ensure that no Guest Property or bulk-billed MDU Property engages directly or indirectly in: (i) the reselling of Bulk Programming (i.e., the property cannot charge more for Bulk Programming than they pay to EchoStar for such Bulk Programming); (ii) the retransmission or rebroadcast of any Programming, except with the express written consent of EchoStar which consent EchoStar may withhold in its Sole Discretion; or (iii) modifying, adding to, or deleting any of the Bulk Programming offered. Retailer shall promptly notify EchoStar if it is aware of or suspects a change in the number of Units at any Guest Property or bulk-billed MDU Property subscribing to Bulk Programming. Retailer understands and agrees that bulk-billed MDU Properties, non-bulk-billed MDU Properties and Guest Properties may require the purchase of commercially-invoiced DISH DBS Systems, if required and in such case, as further described in applicable Business Rules and adjustable at any time and from time to time in EchoStar’s Sole Discretion.

3. REPRESENTATIONS AND WARRANTIES.  The parties hereto make the following representations and warranties with the specific intent to induce the other party into entering into this Agreement and recognize that the other party would not enter into this Agreement but for the following representations and warranties:

3.1 Each party hereto represents and warrants that the execution (whether via signature or electronic acceptance), delivery and performance of this Agreement have been duly authorized and that it has the full right, power and authority to execute, deliver and perform this Agreement.

3.2 Each party hereto represents and warrants that the signature of its duly authorized representative below or its electronic acceptance of this Agreement, as applicable, is genuine and that the person signing or electronically accepting this Agreement on behalf of such party is authorized by such party to sign and/or electronically accept this Agreement on its behalf.

3.3 Retailer represents and warrants that: (i) it is a valid and existing entity in compliance with all Laws related to the maintenance of its corporate or other business status; (ii) it is not currently insolvent; (iii) it is not currently violating and has never violated any Laws; (iv) neither it nor any of its Affiliates has ever engaged in any of the acts prohibited under Section 2.6, 2.7, 2.8, 2.9, 6.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.8 or 14 below; (v) neither it nor any of its Affiliates has ever engaged in any acts that would have resulted in automatic termination or be considered a default or breach under any current or former EchoStar Retailer Agreement, Incentivized Retailer Agreement, Commissioned Retailer Agreement, Commissioned Dealer Agreement, Non-Incentivized Retailer Agreement, Non-Commissioned Retailer Agreement, or Non-Commissioned Dealer Agreement with EchoStar and/or any of its Affiliates or under any other current or former Other Agreement; (vi) it is not dependent upon EchoStar and/or any Affiliates of EchoStar for a major part of Retailer’s business; and (vii) it either sells or could sell other products or services in addition to EchoStar products or services that compete with EchoStar products or services.

3.4 EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT IT UNDERSTANDS FULLY EACH AND EVERY ONE OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

3.5 EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE ITS INDEPENDENT COUNSEL REVIEW THIS AGREEMENT PRIOR TO EXECUTION (WHETHER VIA SIGNATURE OR ELECTRONIC ACCEPTANCE). EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT EITHER THIS AGREEMENT HAS BEEN ACTUALLY REVIEWED BY ITS INDEPENDENT COUNSEL OR THAT SUCH PARTY HAS DECLINED TO HAVE ITS INDEPENDENT COUNSEL DO SO.

3.6 EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT IS NOT RELYING UPON, AND IT HAS NOT BEEN INDUCED INTO ENTERING INTO THIS AGREEMENT BY, ANY STATEMENTS, PROMISES, REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, GUARANTEES, ACTS OR OMISSIONS NOT EXPRESSLY SET FORTH HEREIN.

3.7 EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS NOT BEEN COERCED INTO ENTERING INTO THIS AGREEMENT AND THAT IT HAS ENTERED INTO THIS AGREEMENT OF ITS OWN FREE WILL AND FREE OF INFLUENCE OR DURESS.

3.8 RETAILER REPRESENTS AND WARRANTS THAT BEFORE IT PARTICIPATES IN ANY PROMOTIONAL PROGRAM IT WILL CAREFULLY REVIEW THE TERMS AND CONDITIONS OF SUCH PROMOTIONAL PROGRAM AND ASSOCIATED BUSINESS RULES OR HAVE THEM REVIEWED BY ITS INDEPENDENT COUNSEL.

3.9 EACH PARTY HERETO REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT: (I) THE TERMS AND CONDITIONS OF THIS AGREEMENT, AND EACH AND EVERY PARAGRAPH AND EVERY PART HEREOF, HAVE BEEN COMPLETELY AND CAREFULLY READ BY, AND EXPLAINED TO, SUCH PARTY; AND (II) THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE FULLY AND COMPLETELY UNDERSTOOD BY SUCH PARTY AND SUCH PARTY IS COGNIZANT OF ALL OF SUCH TERMS AND CONDITIONS AND THE EFFECT OF EACH AND ALL OF SUCH TERMS AND CONDITIONS.

4. PROGRAMMING.

4.1 Programming. EchoStar shall determine from time to time, in its Sole Discretion, the Programming for which Retailer may solicit orders. EchoStar may expand, reduce or otherwise modify the content of any Programming packages or add or delete any Programming (either in a package or a-la-carte) at any time and from time to time in its Sole Discretion. All such changes shall be effective immediately upon notification by EchoStar, unless EchoStar notifies Retailer of a different effective date.

4.2 Changes.  If at any time or for any reason or no reason EchoStar changes the content of any Programming package, Retailer's authority to solicit orders for the prior Programming package shall immediately cease.

5. PRICES.  EchoStar shall determine the retail prices for Programming from time to time in its Sole Discretion. Retailer will only solicit orders for Programming at the retail prices set by EchoStar from time to time. EchoStar may increase, decrease or otherwise modify those prices at any time and from time to time in its Sole Discretion. Any price changes shall be effective immediately upon notification by EchoStar, unless EchoStar notifies Retailer of a different effective date. Retailer shall not represent that Programming may be purchased or otherwise obtained on any other terms and conditions except as authorized in writing by EchoStar.

6. INCENTIVES.

6.1 AS BETWEEN RETAILER AND ECHOSTAR, RETAILER IS ENTERING INTO THIS AGREEMENT SOLELY IN ORDER TO ENHANCE THE SALABILITY OF THE DISH DBS SYSTEMS (IF ANY) AND/OR PROMOTIONAL CERTIFICATES (IF ANY) THAT RETAILER PURCHASES FROM DISTRIBUTOR. WHILE ECHOSTAR PRESENTLY INTENDS TO PAY INCENTIVES TO DISTRIBUTOR IN CONNECTION WITH CERTAIN ORDERS FOR PROGRAMMING SOLICITED BY RETAILER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, RETAILER UNDERSTANDS AND AGREES THAT NO INCENTIVE OR OTHER PAYMENT OF ANY TYPE (COLLECTIVELY, "INCENTIVES") SHALL EVER BE DUE OR OWING FROM ECHOSTAR OR ANY OF ITS AFFILIATES TO RETAILER AND/OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE SOLICITATION OF ORDERS FOR PROGRAMMING PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION IN THE EVENT THAT ECHOSTAR FAILS OR REFUSES TO PAY OR OTHERWISE DISCONTINUES ANY INCENTIVES TO DISTRIBUTOR IN CONNECTION WITH ANY ORDERS FOR PROGRAMMING SOLICITED BY RETAILER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT OR OTHERWISE. RETAILER ACKNOWLEDGES AND AGREES THAT, ALTHOUGH THE TERMS AND CONDITIONS OF THE AGREEMENT(S) (WHETHER WRITTEN OR ORAL) (IF ANY) BETWEEN RETAILER AND DISTRIBUTOR MAY REQUIRE DISTRIBUTOR TO PAY INCENTIVES TO RETAILER IN CONNECTION WITH ORDERS FOR PROGRAMMING SOLICITED BY RETAILER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT: (I) ECHOSTAR MAKES NO REPRESENTATION, WARRANTY, COVENANT, PROMISE OR GUARANTEE THAT DISTRIBUTOR WILL ACTUALLY PAY ANY INCENTIVES TO RETAILER; (II) ANY INCENTIVES TO RETAILER IN CONNECTION WITH THIS AGREEMENT SHALL BE PAID TO RETAILER SOLELY AND EXCLUSIVELY BY DISTRIBUTOR, PURSUANT TO THE TERMS AND CONDITIONS OF THE AGREEMENT(S) (WHETHER WRITTEN OR ORAL) (IF ANY) BETWEEN RETAILER AND DISTRIBUTOR, AND RETAILER SHALL LOOK SOLELY AND EXCLUSIVELY TO DISTRIBUTOR FOR THE PAYMENT OF ALL SUCH INCENTIVES; (III) ECHOSTAR SHALL HAVE NO OBLIGATION WHATSOEVER TO PAY ANY SUCH INCENTIVES TO RETAILER IN THE EVENT THAT DISTRIBUTOR FAILS TO PAY ANY SUCH INCENTIVES TO RETAILER; AND (IV) ECHOSTAR SHALL HAVE NO LIABILITY WHATSOEVER TO RETAILER IN THE EVENT THAT DISTRIBUTOR FAILS TO PAY ANY SUCH INCENTIVES TO RETAILER. RETAILER FURTHER UNDERSTANDS THAT THE AGREEMENT PURSUANT TO WHICH ECHOSTAR PAYS INCENTIVES TO DISTRIBUTOR ON PROGRAMMING ORDERS SOLICITED BY RETAILER (THE “ECHOSTAR-DISTRIBUTOR AGREEMENT”), CONTAINS NUMEROUS PROVISIONS WHICH COULD RESULT IN NO INCENTIVES BEING OWED, OR IN DISCONTINUANCE OF THE PAYMENT OF INCENTIVES, BY ECHOSTAR TO DISTRIBUTOR. FOR EXAMPLE (AND WITHOUT LIMITATION OF THE FOREGOING), IF THE CORRESPONDING SUBSCRIBER: (A) IS NOT A QUALIFYING RESIDENTIAL SUBSCRIBER, QUALIFYING RESIDENTIAL MDU SUBSCRIBER, QUALIFYING COMMERCIAL SUBSCRIBER OR QUALIFYING BULK SUBSCRIBER (IN EACH CASE AS DEFINED IN THE ECHOSTAR-DISTRIBUTOR AGREEMENT), (B) HAS PREVIOUSLY RECEIVED ANY VIDEO, AUDIO, DATA OR INTERACTIVE PROGRAMMING SERVICES FROM ECHOSTAR OR ANY OF ITS AFFILIATES, OR (C) IS NOT LOCATED IN THE DISTRIBUTOR'S TERRITORY, NO INCENTIVES WILL BE PAID TO DISTRIBUTOR. FURTHER (AND WITHOUT LIMITATION OF THE FOREGOING), INCENTIVES FROM ECHOSTAR TO DISTRIBUTOR WILL GENERALLY TERMINATE IN THE EVENT THAT THE ECHOSTAR-DISTRIBUTOR AGREEMENT OR ANY OTHER AGREEMENT BETWEEN ECHOSTAR AND/OR ANY OF ITS AFFILIATES, ON THE ONE HAND, AND DISTRIBUTOR AND/OR ANY OF ITS AFFILIATES, ON THE OTHER HAND, TERMINATES OR HAS BEEN BREACHED BY DISTRIBUTOR. RETAILER ACKNOWLEDGES THAT THE ECHOSTAR-DISTRIBUTOR AGREEMENT ENTITLES ECHOSTAR TO: (1) ACTIVATE PROGRAMMING FOR A SUBSCRIBER AND/OR DISH DBS SYSTEM WITHOUT PAYMENT OF ANY INCENTIVES TO DISTRIBUTOR, EVEN IF RETAILER SOLICITED SUCH SUBSCRIBER TO ORDER PROGRAMMING FROM ECHOSTAR AND (2) CONTINUE TO PROVIDE PROGRAMMING TO A SUBSCRIBER EVEN WHEN AN INCENTIVE IS NOT DUE OR OWED TO DISTRIBUTOR.

6.2 Non-Incentivized Activations by EchoStar. In the event that Retailer for any reason does not qualify for any incentive or other compensation from Distributor under any agreement (whether written or oral) between Retailer and Distributor, or is otherwise not paid any incentive or other compensation by Distributor, in connection with the activation of a DISH DBS System(s) and/or Programming for a consumer, EchoStar shall be entitled to activate a DISH DBS System(s) and/or Programming for that consumer without the payment of any incentive or other compensation to Retailer, even if Retailer solicited the consumer to order Programming from EchoStar.

6.3 Collection of Programming and Other Fees.

6.3.1 Retailer acknowledges and agrees that: (i) with the sole exception of payments for installation and after-sales services performed by Retailer and as otherwise expressly permitted by EchoStar in writing, under no circumstances shall Retailer or any of its Affiliates collect any payment for Programming or any other payment due or owing to EchoStar and/or any of its Affiliates from any DISH Network Subscriber or any other person or entity; (ii) all subscription, demand purchase and other Programming fees shall be billed directly to DISH Network Subscribers by EchoStar; (iii) in the event that, notwithstanding Retailer's best efforts to comply with clause (i) above, a DISH Network Subscriber or other person or entity forwards any such payment to Retailer or any of its Affiliates, Retailer shall immediately forward the payment, together with any applicable sales or similar taxes, to EchoStar without deduction or offset of any kind, and shall instruct the DISH Network Subscriber or other person or entity that all future payments must be made to EchoStar directly; and (iv) until such time as the payment is delivered to EchoStar, such payment shall be deemed to be the sole and exclusive property of EchoStar, and Retailer shall hold such payment in trust for the benefit of EchoStar.

6.3.2 Retailer further acknowledges and agrees that: (i) under no circumstance shall Retailer or any of its Affiliates directly or indirectly collect any payment or derive any economic benefit in any form from a programming service provider (a “Programmer”) in connection with and/or arising out of or relating to the marketing, promotion and/or solicitation of orders for the programming service(s) of such Programmer by Retailer and/or any of its Affiliates; (ii) in the event that, notwithstanding Retailer's best efforts to comply with clause (i) above, Retailer or any of its Affiliates receives any such payment or derives any such economic benefit, Retailer shall immediately forward the payment or deliver the cash value of the economic benefit, as the case may be, to EchoStar without deduction or offset of any kind; and (iii) until such time as the payment or cash value of the economic benefit is delivered to EchoStar, such payment or economic benefit shall be deemed to be the sole and exclusive property of EchoStar, and Retailer shall hold such payment or economic benefit in trust for the benefit of EchoStar.

6.3.3 The foregoing is agreed to without prejudice to EchoStar exercising any other rights and remedies it may have at law, in equity, under contract or otherwise (all of which are hereby expressly reserved), including without limitation, the right to terminate this Agreement and/or seek damages or other legal or equitable relief. The provisions of this Section 6.3 shall survive expiration or termination of this Agreement (for any reason or no reason) indefinitely.

6.4 Chargebacks. Retailer acknowledges and agrees that, following the expiration or termination of the EchoStar-Distributor Agreement for any reason or no reason whatsoever, EchoStar shall be entitled to reclaim any and all incentives previously paid to Distributor (in connection with any DISH DBS System, Promotional Certificate, related accessory or other equipment of any kind sold, leased or otherwise transferred by Retailer) (“Chargeback”) directly from Retailer under the same terms and conditions pursuant to which EchoStar could have reclaimed such incentives from Distributor, and Retailer hereby agrees to immediately upon demand pay to EchoStar all such amounts that EchoStar reclaims directly from Retailer. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, IN NO EVENT SHALL ANY NOTICE OF CLAIM ARISING OUT OF OR RELATING TO ANY ALLEGED FAILURE TO PAY ANY AMOUNTS DUE AND OWING FROM ECHOSTAR AND/OR ANY OF ITS AFFILIATES, ON THE ONE HAND, TO RETAILER AND/OR ANY OF ITS AFFILIATES, ON THE OTHER HAND, OR ARISING OUT OF OR RELATING TO ANY CHARGEBACK BE PROVIDED LATER THAN THIRTY (30) DAYS AFTER THE DATE THAT THE RELEVANT PAYMENT SHOULD HAVE BEEN MADE OR THE DATE THAT THE RELEVANT CHARGEBACK OCCURRED, AS APPLICABLE, OR LATER THAN THIRTY (30) DAYS AFTER EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON OR NO REASON WHATSOEVER, WHICHEVER IS EARLIER, OR THE SHORTEST PERIOD PERMITTED UNDER APPLICABLE LAW (IN THE EVENT THAT SUCH PERIOD IS IN EXCESS OF THE APPLICABLE PERIOD SET FORTH ABOVE).

IN ADDITION TO (AND WITHOUT LIMITATION OF) THE FOREGOING, ECHOSTAR SHALL HAVE THE RIGHT TO CHARGE BACK RETAILER DIRECTLY FOR ALL OR ANY PORTION OF THE INCENTIVES PAID BY ECHOSTAR TO DISTRIBUTOR IN CONNECTION WITH RETAILER FRAUDULENTLY: (A) MISREPRESENTING ANY INFORMATION CONCERNING A PRIOR OR CURRENT ECHOSTAR SUBSCRIBER TO MAKE THAT PERSON APPEAR TO BE A NEW ECHOSTAR SUBSCRIBER, OR (B) CREATING A FICTITIOUS OR FRAUDULENT CUSTOMER ACCOUNT. FOR THE AVOIDANCE OF DOUBT, IN THE EVENT ECHOSTAR DETERMINES AT ANY TIME IN GOOD FAITH IN ITS SOLE AND ABSOLUTE DISCRETION FOR ANY REASON OR NO REASON, THAT RETAILER COMMITTED FRAUD OR OTHER MISCONDUCT, ECHOSTAR SHALL HAVE THE RIGHT TO CHARGE BACK RETAILER DIRECTLY FOR ALL OR ANY PORTION OF THE INCENTIVES PAID TO DISTRIBUTOR, AND OUT-OF-POCKET EXPENSES (INCLUDING WITHOUT LIMITATION PROGRAMMING COSTS PAID AND ANY EQUIPMENT SUBSIDIES PROVIDED) INCURRED BY ECHOSTAR AND/OR ANY OF ITS AFFILIATES, IN CONNECTION WITH SUCH FRAUD OR MISCONDUCT. ECHOSTAR’S CALCULATION AND ASSESSMENT OF ANY CHARGEBACK SHALL BE PRESUMED CONCLUSIVELY AND IRREBUTABLY CORRECT ABSENT A TIMELY NOTICE OF CLAIM BY RETAILER PURSUANT TO SECTION 15. ECHOSTAR’S DETERMINATION THAT A CHARGEBACK IS PROPER SHALL BE CONTROLLING ABSENT FRAUD, MALICE OR WANTON AND WILLFUL MISCONDUCT ON THE PART OF ECHOSTAR. THE PARTIES ACKNOWLEDGE AND AGREE THAT AT ALL TIMES (INCLUDING WITHOUT LIMITATION IN CONNECTION WITH ANY ARBITRATION OR COURT PROCEEDING), IT SHALL REMAIN RETAILER’S BURDEN TO PROVE THAT ANY CHARGEBACK WAS INCORRECT. THE PROVISIONS OF THIS SECTION 6.4 SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS AGREEMENT (FOR ANY REASON OR NO REASON WHATSOEVER) INDEFINITELY.

7. ORDERS.

7.1 Retailer agrees to use its best efforts to promote and enhance EchoStar's business, reputation and goodwill. Retailer shall allow only its employees, and shall not use any independent contractors, subcontractors, Affiliates, agents, sub-agents or any other persons not employed by Retailer to fulfill any of its obligations hereunder without EchoStar's specific prior written consent, which consent may be withheld in EchoStar’s Sole Discretion. In the event that EchoStar does grant consent to Retailer to use persons not employed by Retailer to perform any activities contemplated hereunder (“Permitted Subcontractors”), Retailer shall be responsible for the acts and omissions of such Permitted Subcontractors to the same extent it is responsible for the acts and omissions of its own employees.

7.2 Retailer shall not sell Programming under any circumstances. All sales of Programming are transactions solely between EchoStar and DISH Network Subscribers. Retailer shall promptly forward to EchoStar all orders for Programming in the manner prescribed by EchoStar from time to time. Retailer understands that EchoStar shall have the right, in its Sole Discretion, to accept or reject, in whole or in part, all orders for Programming. Retailer also agrees that it shall not condition, tie or otherwise bundle any purchase of Programming with the purchase of any other services or products other than as specifically consented to in writing by EchoStar in advance, which consent may be withheld in EchoStar’s Sole Discretion.

7.3 Retailer shall comply with all Business Rules, including without limitation all Business Rules which govern or are otherwise applicable to any Promotional Program in which Retailer participates. Retailer shall disclose to each prospective DISH Network Subscriber the relevant terms and conditions of each Promotional Program in which such prospective DISH Network Subscriber is interested as well as any other terms and conditions as set forth in any applicable Business Rules.  Furthermore, Retailer shall take all actions and refrain from taking any action, as requested by EchoStar in connection with the marketing, advertisement, promotion and/or solicitation of orders for Programming and/or the sale, lease or other transfer of DISH DBS Systems and/or Promotional Certificates and Retailer shall cooperate by supplying EchoStar with any information arising from or relating to those actions as EchoStar reasonably requests. The failure of Retailer to adhere to any Business Rules may result in disciplinary action by EchoStar in its Sole Discretion up to and including termination of this Agreement and/or any Other Agreement, and/or the exercise by EchoStar of any other right or remedy available to it under contract (including without limitation this Agreement), at law, in equity or otherwise (all of which are hereby expressly reserved).

7.4 Retailer hereby acknowledges and agrees that the relationship, contractual or otherwise, between EchoStar (and/or any of its Affiliates) and each DISH Network Subscriber is, as between EchoStar and Retailer, for the sole and exclusive benefit of EchoStar and that EchoStar may conduct such relationship in any manner that it sees fit at any time and from time to time, in its Sole Discretion, without incurring any liability whatsoever to Retailer and/or any of its Affiliates. In furtherance (and without limitation) of the foregoing, Retailer acknowledges and agrees that Retailer is not a third-party beneficiary of any agreement that EchoStar or any of its Affiliates may have with any DISH Network Subscriber, and that, under no circumstances, shall Retailer and/or any of its Affiliates have any claim or cause of action against EchoStar or any Affiliate of EchoStar for any action taken (or not taken) by EchoStar and/or any of its Affiliates with regard to any DISH Network Subscriber. Retailer further acknowledges and agrees that all records created or maintained by, or on behalf of, EchoStar relating to any DISH Network Subscriber are the sole and exclusive property of EchoStar and EchoStar shall not have any obligation whatsoever to give or allow Retailer access to such information, even if authorized or requested by such DISH Network Subscriber. The provisions of this Section 7.4 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

8. TRADEMARK LICENSE AGREEMENT. Retailer shall sign the Trademark License Agreement, in the form attached as Exhibit A hereto (the “Trademark License Agreement”), which agreement is hereby incorporated into this Agreement by reference in its entirety.

9. CONDUCT OF BUSINESS.

9.1 Compliance with Laws. Retailer shall not engage in any activity or business transaction which could be considered unethical, as determined by EchoStar in accordance with prevailing business standards, or damaging to EchoStar’s and/or any of its Affiliates’ image or goodwill in any way. Retailer shall under no circumstances take any action which could be considered disparaging to EchoStar and/or any of its Affiliates. Retailer shall comply with all applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders (whether federal, state, municipal, or otherwise) and all amendments thereto, now enacted or hereafter promulgated (hereinafter "Laws"), and Retailer is solely responsible for its compliance with all Laws that apply to its obligations under this Agreement.

9.2 Signal Theft. Retailer shall not directly or indirectly: (i) engage in any signal theft, piracy or similar activities; (ii) engage in any unauthorized reception, transmission, publication, use, display or similar activities with respect to Programming; (iii) use a single DISH Network account for the purpose of authorizing Programming for multiple DISH DBS Systems that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of a bulk-billed MDU Property); (iv) alter any DISH DBS Systems or smart cards or any other equipment compatible with programming delivered by EchoStar or any of its Affiliates to be capable of signal theft (or for any other reason without the express written consent of EchoStar); (v) manufacture, import, offer to the public, sell, provide or otherwise traffic in any technology, product, service or device which is primarily designed or produced for the purpose of, or is marketed for use in, or has a limited commercially significant purpose other than, assisting in or facilitating signal theft or other piracy; or (vi) aid any others in engaging in, or attempting to engage in, any of the above described activities. Retailer shall immediately notify EchoStar if it becomes aware of any such activity by any person or entity. The provisions of this Section 9.2 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

9.3 Hardware and Programming Export and Sale Restrictions.

9.3.1 In addition to (and without limitation of) the Territory restrictions contained in this Agreement, Retailer hereby acknowledges that the U.S. Department of State and/or the U.S. Department of Commerce may in the future assert jurisdiction over DISH DBS Systems, and that DISH DBS Systems, Promotional Certificates and Programming may not currently be sold outside of the Territory. Retailer represents, warrants and agrees that it will not directly or indirectly arrange for or participate in the export or sale of DISH DBS Systems, Promotional Certificates or Programming, in whole or in part, outside of the Territory, and agrees that it will take all reasonable and adequate steps to prevent the export or sale of DISH DBS Systems, Promotional Certificates and Programming outside of the Territory by others who purchase from Retailer and who might reasonably be expected to export or sell them outside of the Territory.

9.3.2 Retailer acknowledges and understands that U.S. export laws relating to satellite receivers may change from time to time in the future. Retailer acknowledges and agrees that it is Retailer's sole responsibility to be and remain informed of all U.S. laws relating to the export of satellite receivers outside of the U.S. EchoStar and its Affiliates have absolutely no obligation to update Retailer regarding the status of U.S. export laws or any other U.S. laws relating to the export of satellite receivers or any other products outside of the U.S. Retailer represents, warrants and agrees that prior to exporting any satellite receivers outside of the U.S., Retailer will investigate all applicable U.S. laws relating to the export of satellite receivers outside of the U.S. Retailer is strictly prohibited from violating any U.S. law relating to the export of satellite receivers outside of the U.S. Should Retailer export satellite receivers outside of the U.S. in violation of this Agreement and/or U.S. law, this Agreement shall automatically terminate.

9.4 Bounty Programs.  Retailer acknowledges that it is in the best interest of both EchoStar and Retailer for DISH Network Subscribers to be long-term customers of EchoStar and/or its Affiliates. Retailer acknowledges that churning of DISH Network Subscribers is detrimental to EchoStar. Retailer acknowledges that for any Promotional Program to be viable, DISH Network Subscribers must be long-term subscribers to DISH Network. Therefore, Retailer agrees that during the Term of this Agreement and for a period of five (5) years following the expiration or termination of this Agreement for any reason or no reason, Retailer and its Affiliates will not directly or indirectly in any manner whatsoever operate, offer to any other person or entity, participate in, or assist any other person or entity to participate in, any promotion or program offered by any person or entity (including without limitation Retailer and/or any of its Affiliates) other than EchoStar or an Affiliate of EchoStar which directly or indirectly provides for the delivery of an economic incentive or other benefit to Retailer, DISH Network Subscribers or any other person or entity in any form directly or indirectly in connection with the direct or indirect solicitation of customers of EchoStar or any other DBS provider or customers of any DTH satellite programming service provider, for any purpose whatsoever (including, without limitation, in connection with such person or entity directly or indirectly assisting in the process of attempting to cause a customer of EchoStar or any other DBS provider or a customer of any DTH programming service provider to become a subscriber to any other programming service provider). In addition to (and without limitation of) the foregoing, Retailer agrees that during the Term of this Agreement and for a period of five (5) years following the expiration or termination of this Agreement for any reason or no reason, Retailer and its Affiliates will not directly or indirectly produce, place, display or use any advertising or marketing material that explicitly references DISH Network, EchoStar, an Affiliate of EchoStar or DISH Network Subscribers and attempts to persuade DISH Network Subscribers to cancel their EchoStar service and/or switch to a service offered by any other DBS provider, DTH programming service provider or multi-channel video programming distributor (“MPVD”). Further (and without limitation of the foregoing), during the Term of this Agreement and for a period of five (5) years following the expiration or termination of this Agreement for any reason or no reason, Retailer shall not convert, or directly or indirectly assist any other person or entity who Retailer actually knew or reasonably should have known intended to convert, any DISH Network Subscriber to the services of any other DBS provider, DTH programming service provider or MVPD. The provisions of this Section 9.4 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) for five (5) years.

9.5 Subscriber Information. All consumers who directly or indirectly subscribe to, purchase, lease or otherwise receive and/or acquire: (i) Programming, (ii) any other services provided by EchoStar or any of its Affiliates, and/or (iii) receive any other services incidental, connected or related to any of the foregoing services, and/or who directly or indirectly purchase, lease or otherwise obtain the hardware necessary to receive any such Programming and/or any such other services (“DISH Network Subscribers”) shall be deemed customers of EchoStar for all purposes relating to programming services, including without limitation video, audio, data and interactive programming services, the other services provided by EchoStar or any of its Affiliates and any other services incidental, connected or related to any of the foregoing services (“Services”), and the hardware necessary to receive any of such services (“Hardware”). Retailer acknowledges and agrees that the names, addresses and other identifying information of DISH Network Subscribers (“Subscriber Information”) are, as between Retailer and EchoStar, with respect to the delivery of Services and the provision of Hardware, proprietary to EchoStar, and shall be treated with the highest degree of confidentiality by Retailer. Retailer shall not directly or indirectly: (a) make use of any list of past or current DISH Network Subscribers (whether developed by Retailer or obtained from EchoStar or another source), (b) use any Subscriber Information for the direct or indirect benefit of any individual or entity other than EchoStar, (c) use any Subscriber Information for the purpose of soliciting, or permit any others to solicit, any person or entity to subscribe to any Services offered by any person or entity other than EchoStar or an Affiliate of EchoStar, or promote the sale, lease or other acquisition of any Hardware used in connection with services offered by any person or entity other than EchoStar and its Affiliates, or (d) reveal any Subscriber Information to any third party for any reason without the express prior written consent of EchoStar, which consent may be withheld by EchoStar in its Sole Discretion; provided, however, that nothing shall prohibit Retailer from utilizing its own customer list (but not a discrete portion thereof identifying any DISH Network Subscribers) for its general business operations unrelated to the delivery of Services or the provision of Hardware. The provisions of this Section 9.5 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

9.6 Remedies. Retailer agrees that any breach of its obligations set forth in this Section 9 will cause substantial and irreparable harm and injury to EchoStar for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, Retailer agrees that EchoStar shall have the right, in addition to (and without limitation of) any other rights and remedies available to EchoStar at law, in equity, under contract or otherwise (all of which are hereby expressly reserved), to obtain immediate injunctive relief (without the necessity of posting or filing a bond or other security) to restrain the threatened or actual violation hereof by Retailer, its Affiliates, employees, independent contractors, subcontractors, agents or sub-agents, as well as other equitable relief allowed by the federal and state courts. The provisions of this Section 9.6 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

9.7 Economic Benefits Derived Held in Trust. In the event that Retailer derives an economic benefit, in any form, from a violation of any of its obligations under this Section 9, it is hereby agreed that such economic benefit is the property of EchoStar and that Retailer shall deliver the cash value of the economic benefit to EchoStar immediately upon receipt of the economic benefit. It is further agreed that Retailer shall hold such economic benefit in trust for the benefit of EchoStar until such time as its cash value is delivered to EchoStar. The foregoing is agreed to without prejudice to EchoStar to exercise any other rights and remedies it may have at law, in equity, under contract or otherwise (all of which are hereby expressly reserved), including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief. The provisions of this Section 9.7 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

9.8  Sales and Use Tax. Any transactions between Retailer and consumers for the purchase of DISH DBS Systems, Promotional Certificates and/or related equipment are transactions entered into solely and exclusively between Retailer and the consumer. EchoStar does not acquire or retain title (except in connection with certain lease-based Promotional Programs) in such DISH DBS Systems and related equipment. Retailer, and not EchoStar, is solely responsible for Retailer’s investigation of and compliance with all Laws concerning sales and use taxes applicable to any equipment transactions between Retailer and any consumers.

10. TERM AND TERMINATION.

10.1 Term. This Agreement shall commence on the Effective Date and shall continue through December 31, 2007 (the “Term”), unless earlier terminated by either party hereto in accordance with the terms and conditions of this Agreement. This Agreement is not automatically renewable, and neither party hereto shall be under any obligation whatsoever to offer or to accept an agreement to renew or replace this Agreement upon its expiration. RETAILER RECOGNIZES THAT THIS AGREEMENT MAY BE TERMINATED PRIOR TO THE EXPIRATION OF THE TERM AND THAT NO REPRESENTATIONS, WARRANTIES, COVENANTS OR GUARANTEES HAVE BEEN MADE TO RETAILER THAT RETAILER WILL REMAIN AN AUTHORIZED RETAILER DURING THE ENTIRE TERM OR THAT THE AGREEMENT WILL NOT BE TERMINATED PRIOR TO EXPIRATION OF THE TERM PURSUANT TO SECTION 10.2, 10.3, 10.4 OR 10.5 BELOW.

10.2 Termination by Either Party for Convenience.  Either party hereto may, in its Sole Discretion, terminate this Agreement for its convenience (without cause) by giving the other party no less than sixty (60) days prior written notice.

10.3 Termination By Either Party Upon Default. This Agreement may be terminated by a party hereto (the "Affected Party"), if the other party (the “Other Party”) has failed to cure (if curable) any Default (as defined below) within twenty (20) days of receipt of a written notice of such Default from the Affected Party. For the purposes of this Agreement a “Default” shall occur when: (i) the Other Party fails to pay any amount to the Affected Party or its Affiliates when due under this Agreement or any Other Agreement; or (ii) the Other Party fails to perform any obligation or breaches any representation, warranty or covenant in this Agreement, any Other Agreement, or the Trademark License Agreement (regardless of whether breach or default of such obligation, representation, warranty or covenant is designated as giving rise to a termination right).

10.4 Automatic Termination. This Agreement shall terminate automatically should any of the following occur, unless EchoStar notifies Retailer to the contrary in writing at any time thereafter: (i) Retailer becomes insolvent, or voluntary or involuntary bankruptcy, insolvency or similar proceedings are instituted against Retailer; (ii) Retailer, for more than twenty (20) consecutive days, fails to maintain operations as a going business; (iii) Retailer, for more than twenty (20) consecutive days, ceases to continuously and actively market and promote DISH DBS Systems and/or Programming; (iv) Retailer, or any officer, director, substantial shareholder or principal of the Retailer is convicted in a court of competent jurisdiction of any criminal offenses greater than a Class C (or comparable) Misdemeanor; (v) Retailer fails to comply with any applicable Laws, or engages in any practice, substantially related to the business conducted by Retailer in connection with this Agreement, which is determined to be an unfair trade practice or other violation of any applicable Laws, including without limitation any telemarketing/do-not-call laws, spam laws, privacy laws, fair credit reporting laws or warranty laws; (vi) Retailer falsifies any records or reports required hereunder or under any Business Rule; (vii) Retailer fails to renew, or loses, due to suspension, cancellation or revocation, for a period of fifteen (15) days or more, any license, permit or similar document or authority required by any Laws or by any governmental authority having jurisdiction, that is necessary in carrying out the provisions of this Agreement or to maintain its corporate or other business status in effect as of the Effective Date; (viii) Retailer directly or indirectly sells, leases or otherwise transfers possession of a DISH DBS System or Promotional Certificate to a person or entity whom Retailer knew or reasonably should have known: (a) was not an end-user and/or intended to resell it, lease it or otherwise transfer possession of it for use by another individual or entity, (b) intended to use it, or to allow others to use it, to view Residential Programming at a location other than a Residential Location or Institutional/Residential Location, (c) intended to use it, or to allow others to use it, to view Residential MDU Programming at a location other than a non-bulk-billed MDU Property, (d) intended to use it, or to allow others to use it, in Canada, Mexico or at any other location outside of the Territory, or (e) intended to authorize, or to allow others to authorize, Programming for it using a single DISH Network account that had or would have Programming authorized for multiple satellite receivers that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of a bulk-billed MDU Property); (ix) Retailer makes, or attempts to make, any representation, promise or agreement for or on behalf of EchoStar; (x) the Trademark License Agreement or any Other Agreement expires or terminates for any reason; (xi) Retailer’s right to purchase DISH DBS Systems and/or Promotional Certificates from Distributor terminates for any reason; (xii) any right of Retailer (if any) to receive incentives or other compensation from Distributor terminates for any reason; (xiii) the EchoStar-Distributor Agreement or any other agreement between EchoStar and/or any of its Affiliates on the one hand, and Distributor and/or any of its Affiliates on the other hand, expires or terminates for any reason; (xiv) Retailer fraudulently receives, or attempts to receive, an incentive or other compensation under any Other Agreement; (xv) Retailer directly or indirectly uses a single DISH Network account for the purpose of authorizing Programming for multiple DISH DBS Systems that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of a bulk-billed MDU Property); (xvi) any actual or alleged fraud, misrepresentation, or illegal action of any sort by Retailer in connection with this Agreement, the Trademark License Agreement, and/or any Other Agreement; (xvii) Retailer Pre-Activates any DISH DBS System or directly or indirectly sells, leases or otherwise transfers possession of a DISH DBS System or Promotional Certificate to a person or entity who Retailer knew or reasonably should have known intended to Pre-Activate a DISH DBS System; (xviii) Retailer directly or indirectly makes any payment to EchoStar for Programming services or otherwise on behalf of any retail end-user of any DISH DBS System; (xix) the churn rate experienced by EchoStar for DISH Network Subscribers activated through Retailer is equal to or greater than 125% of the churn rate experienced by EchoStar with respect to DISH Network subscribers generally during any consecutive three-month period; (xx) Retailer is in breach or default of any of its obligations under Section 2.6, 2.7, 2.8, 2.9, 6.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.8 or 14; (xxi) Retailer indefinitely ceases to actively market and promote DISH DBS Systems, Promotional Certificates and/or Programming, as determined by EchoStar in its Sole Discretion; (xxii) Retailer fraudulently receives, or attempts to receive, an incentive or other payment to which it is not entitled under this Agreement, any Other Agreement or any agreement (whether written or oral) between Retailer and Distributor, including without limitation by misrepresenting any information concerning a prior DISH Network Subscriber to make that person or entity appear to be a new DISH Network Subscriber or creating a fictitious or fraudulent customer account; or (xxiii) Retailer fails to activate the applicable minimum number of new subscribers set forth in any applicable Business Rules.

10.5 Expiration or Termination of Agreement. The parties hereto agree that if this Agreement expires or terminates for any reason or no reason: (i) Retailer shall immediately discontinue the marketing, promotion and solicitation of orders for Programming, and immediately cease to represent and/or imply to any person or entity that Retailer is an Authorized Retailer of EchoStar; (ii) Retailer shall immediately discontinue all use of the trademarks associated or included in any way whatsoever with Programming, including, without limitation, DISH; (iii) Retailer shall deliver to EchoStar, or destroy, at EchoStar's option, all tangible things of every kind (excluding DISH DBS Systems) in Retailer’s possession or control that bear any of the trademarks; (iv) Retailer shall upon request by EchoStar, certify in writing to EchoStar that such delivery or destruction has taken place; and (v) Retailer shall pay all sums due EchoStar under this Agreement and any Other Agreement within thirty (30) days of the date of such expiration or termination. EchoStar acknowledges and agrees that, following the expiration or termination of this Agreement for any reason or no reason, Retailer may choose to sell products, programming and other services that compete with EchoStar products, programming and other services and that EchoStar cannot require Retailer to continue as an Authorized Retailer. Retailer acknowledges and agrees that it cannot require EchoStar to allow Retailer to remain an Authorized Retailer regardless of whether or not any other retailer is allowed to remain an Authorized Retailer

11. INDEPENDENT CONTRACTOR. The relationship of the parties hereto is that of independent contractors. Retailer shall conduct its business as an independent contractor, and all persons employed in the conduct of such business shall be Retailer's employees only, and not employees or agents of EchoStar or any of its Affiliates. Retailer shall prominently state its business name, address and phone number in all communications with the public, including, without limitation, marketing materials, flyers, print ads, television or radio spots, web sites, e-mails, invoices, sales slips, and the like. Notwithstanding anything set forth in this Agreement to the contrary, Retailer (including without limitation its officers, directors, employees and Permitted Subcontractors) shall not, under any circumstances, hold itself out to the public or represent that it is an employee, independent contractor, subcontractor, Affiliate, agent, or sub-agent of EchoStar or any EchoStar Affiliate. In furtherance (and without limitation) of the foregoing, in no event shall Retailer use EchoStar’s name or the name of any EchoStar Affiliate in any manner which would tend to imply that Retailer is an Affiliate of EchoStar or that Retailer is an employee, independent contractor, subcontractor, Affiliate, agent, or sub-agent of EchoStar or any of its Affiliates or that Retailer is acting or is authorized to act on behalf of EchoStar or any of its Affiliates. This Agreement does not constitute any joint venture or partnership. It is further understood and agreed that Retailer has no right or authority to make any representation, warranty, promise or agreement or take any action for or on behalf of EchoStar or any Affiliate of EchoStar.

12. LIMITATION OF LIABILITY. The provisions of this Section 12 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

12.1 UPON THE EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON OR NO REASON WHATSOEVER, ECHOSTAR AND ITS AFFILIATES SHALL HAVE NO LIABILITY OR OBLIGATION TO RETAILER WHATSOEVER AND RETAILER SHALL HAVE NO RIGHT TO REQUIRE ECHOSTAR TO CONTINUE TO ALLOW RETAILER TO ACT AS AN AUTHORIZED RETAILER TO SOLICIT ORDERS FOR PROGRAMMING ON BEHALF OF ECHOSTAR. RETAILER AGREES THAT IN THE EVENT OF EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON OR NO REASON, NO AMOUNTS SPENT IN FULFILLMENT OF THIS AGREEMENT WILL BE RECOVERABLE BY RETAILER FROM ECHOSTAR OR ANY OF ITS AFFILIATES.

12.2 IN NO EVENT SHALL ANY PROJECTIONS OR FORECASTS MADE BY OR ON BEHALF OF ECHOSTAR OR ANY OF ITS AFFILIATES BE BINDING AS COMMITMENTS OR PROMISES. IN NO EVENT SHALL ECHOSTAR OR ANY AFFILIATE OF ECHOSTAR BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO RETAILER (WHETHER FORESEEABLE OR NOT), INCLUDING WITHOUT LIMITATION ANY PAYMENT FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, REIMBURSEMENT FOR EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, CREATION OF CLIENTELE, ADVERTISING COSTS, TERMINATION OF EMPLOYEES OR EMPLOYEES’ SALARIES, OVERHEAD OR FACILITIES INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS AGREEMENT, OR CLAIMS UNDER DEALER TERMINATION, PROTECTION, NON-RENEWAL OR SIMILAR LAWS, FOR ANY CAUSE WHATSOEVER WHETHER OR NOT CAUSED BY NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

13. INDEMNIFICATION.  Retailer shall indemnify, defend and hold EchoStar and its Affiliates, and its and their respective officers, directors, employees, agents and shareholders, and its and their respective assigns, heirs, successors and legal representatives (collectively the “EchoStar Group”) harmless from and against, any and all costs, losses, liabilities, damages, lawsuits, judgments, claims, actions, penalties, fines and expenses (including, without limitation, interest, penalties, reasonable attorney fees and all monies paid in the investigation, defense or settlement of any or all of the foregoing) ("Claims"), that arise out of, or are incurred in connection with: (i) Retailer's performance or failure of performance under this Agreement, the Trademark License Agreement and/or any Other Agreement, and any direct or indirect results thereof, including but not limited to Retailer’s sale and/or installation of DISH DBS Systems or Promotional Certificates; (ii) Retailer's lawful or unlawful acts or omissions (or those of any of Retailer's employees whether or not such acts are within the scope of employment or authority of such employees) relating to the sale, leasing, transfer of possession, marketing, advertisement, promotion and/or solicitation of orders for Programming, Promotional Certificates and/or DISH DBS Systems and/or any other products or services of EchoStar or any of its Affiliates; (iii) the failure of Retailer to comply with any provision of this Agreement or any Business Rule; (iv) the breach of any of Retailer's representations or warranties contained herein; (v) all purchases, contracts, debts and/or obligations made by Retailer; (vi) the failure of Retailer to comply with, or any actual or alleged violation of, any applicable Laws; (vii) any claim brought by Retailer's employees, independent contractors, subcontractors, Affiliates, agents, sub-agents and/or any other person or entity for compensation and/or damages arising out of or relating to the expiration or termination of this Agreement; (viii) any claim of pirating, infringement or imitation of the logos, trademarks or service marks of programming providers or any other person or entity (except with respect to any marketing materials supplied to Retailer by EchoStar); (ix) any installation and/or after-sale services performed by Retailer, or any of its employees, independent contractors, subcontractors, Affiliates, agents or sub-agents; (x) Retailer’s, or any of its employees’, independent contractors’, subcontractors’, Affiliates’, agents’ or sub-agents’ failure to comply with any performance standard; (xi) a DISH Network Subscriber’s dissatisfaction with any aspect of the installation and/or after-sale services performed by Retailer, or any of its employees, independent contractors, subcontractors, Affiliates, agents or sub-agents; (xii) the termination, disturbance, interruption or other interference with the service provided by any public utility or damage to the equipment of any public utility caused directly or indirectly by Retailer, or any of its employees, independent contractors, subcontractors, Affiliates, agents or sub-agents; (xiii) Retailer directly or indirectly selling, leasing or otherwise transferring possession of a DISH DBS System or Promotional Certificate to any person or entity whom Retailer knew or reasonably should have known: (a) was not an end-user and/or intended to resell it, lease it or otherwise transfer possession of it for use by another individual or entity; (b) intended to use it, or to allow others to use it, to (1) view Residential Programming at a location other than a Residential Location or Institutional/Residential Location, or (2) view Residential MDU Programming at a location other than a non-bulk-billed MDU Property; (c) intended to use it, or to allow others to use it, in Canada, Mexico or at any other location outside of the Territory; or (d) intended to authorize, or to allow others to authorize, Programming for it using a single DISH Network account that has or would have Programming authorized for multiple satellite receivers that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of a bulk-billed MDU Property); and/or (xiv) Retailer directly or indirectly using a single DISH Network account for the purpose of authorizing Programming for multiple DISH DBS Systems that are not all located in the same Residential Location, Institutional/Residential Location, bulk-billed MDU Property, Unit of a non-bulk-billed MDU Property, Guest Property or Commercial Location, as applicable based upon the type of Programming authorized for the relevant DISH Network account, and connected to the same land-based phone line (except in the case of a bulk-billed MDU Property). In the event of any claim for indemnification by the EchoStar Group under this Section 13, the EchoStar Group shall be entitled to representation by counsel of its own choosing, at Retailer's sole cost and expense. The EchoStar Group shall have the right to the exclusive conduct of all negotiations, litigation, settlements and other proceedings arising from any such Claims and Retailer shall, at its own cost and expense, render all assistance requested by EchoStar in connection with any such negotiation, litigation, settlement or other proceeding. Each indemnity obligation set forth in this Section 13 shall be in addition to (and without limitation of) any other indemnity obligations set forth in this Agreement. The provisions of this Section 13 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

14. CONFIDENTIALITY. Retailer and its employees will maintain, in confidence, the terms, conditions and provisions of this Agreement, the terms, conditions and provisions of any and all Business Rules and Promotional Programs, as well as all data, summaries, reports, communications or information of all kinds, whether oral or written, acquired, devised or developed in any manner from EchoStar’s personnel or files, or as a direct or indirect result of Retailer’s actions or performance under this Agreement, including without limitation nonpublic personal information of DISH Network Subscribers (“Confidential Information”) and Retailer represents, warrants and covenants to EchoStar and its Affiliates that it has not and will not reveal the same to any persons not employed by Retailer, except: (i) at the written direction of EchoStar; (ii) to the extent necessary to comply with any applicable Laws, the valid order of a court of competent jurisdiction or the valid order or requirement of a governmental agency or any successor agency thereto, in which event Retailer shall notify EchoStar in writing of the information prior to making any disclosure, and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, provided such parent company, auditors and attorneys agree to be bound by the provisions of this paragraph; or (iv) to the extent necessary to permit the performance of any obligations under this Agreement. Retailer shall not issue an independent press release with respect to this Agreement or the transactions contemplated hereby without the prior written consent of EchoStar, which consent may be withheld in EchoStar’s Sole Discretion. Upon expiration or termination of this Agreement for any reason or no reason whatsoever, Retailer shall return all copies of all Confidential Information or at EchoStar's request in EchoStar’s Sole Discretion destroy all such Confidential Information, and immediately certify in writing to EchoStar that such delivery or destruction has taken place. Retailer agrees that any breach or default of any of its obligations set forth in this Section 14 will cause substantial and irreparable harm and injury to EchoStar for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, Retailer agrees that EchoStar shall have the right, in addition to (and without limitation of) any other rights and remedies available to EchoStar at law, in equity, under contract or otherwise (all of which are hereby expressly reserved), to obtain immediate injunctive relief (without the necessity of posting or filing a bond or other security) to restrain the threatened or actual violation hereof by Retailer, its employees, independent contractors, subcontractors, Affiliates, agents or sub-agents, as well as any other equitable relief allowed by the federal or state courts. The provisions of this Section 14 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

15. DISPUTE RESOLUTION.  Retailer acknowledges that EchoStar deals with thousands of retailers annually. Retailer acknowledges that any delay in notifying EchoStar of any alleged claim that may result in EchoStar’s liability to Retailer for damages or injunctive relief may impede EchoStar’s ability to fully and timely investigate any such claim by Retailer. Retailer agrees that it is in each party’s best interest to give EchoStar control over claims that have to be investigated and to allow EchoStar to investigate any such claim at the earliest possible moment as well as maintain an orderly method for handling retailer claims. Accordingly, Retailer agrees to follow the below claims procedures for all claims that may result in EchoStar’s liability to Retailer for damages or injunctive relief.

15.1 Claims for Breach or Default. IN THE EVENT OF AN OCCURRENCE THAT RENDERS, OR MIGHT RENDER, ECHOSTAR LIABLE TO RETAILER FOR ANY DAMAGES OR INJUNCTIVE RELIEF AS A RESULT OF ANY ALLEGED BREACH OR DEFAULT OF THIS AGREEMENT OR ANY OTHER AGREEMENT, RETAILER SHALL GIVE WRITTEN NOTICE OF SUCH OCCURRENCE AS SOON AS PRACTICABLE TO ECHOSTAR (A "NOTICE OF CLAIM"). IN NO EVENT SHALL ANY NOTICE OF CLAIM BE PROVIDED LATER THAN NINETY (90) DAYS AFTER THE DATE OF THE RELEVANT OCCURRENCE, OR THE SHORTEST PERIOD PERMITTED UNDER APPLICABLE LAW (IN THE EVENT THAT SUCH PERIOD IS IN EXCESS OF THE APPLICABLE PERIOD SET FORTH ABOVE). EACH NOTICE OF CLAIM SHALL STATE: (I) THE DATE, TIME AND NATURE OF THE OCCURRENCE; (II) THE TOTAL AMOUNT CLAIMED BY RETAILER, IF ANY, IN CONNECTION WITH SUCH OCCURRENCE AND THE BASIS FOR ANY AMOUNT CLAIMED, AND (III) IDENTIFICATION OF ALL DOCUMENTS AND OTHER INFORMATION IN RETAILER'S CONTROL OR POSSESSION ARISING FROM OR RELATING TO SUCH OCCURRENCE. RETAILER MAY SUBMIT A NOTICE OF CLAIM CONCERNING A CLAIM VIA ELECTRONIC MAIL TO executiveresolution@echostar.com WITH THE SUBJECT LINE “NOTICE OF CLAIM.” AFTER SUBMITTING A NOTICE OF CLAIM, RETAILER SHALL PROVIDE ECHOSTAR WITH ANY AND ALL ADDITIONAL INFORMATION REQUESTED BY ECHOSTAR WITHIN THIRTY (30) DAYS AFTER RECEIPT OF ECHOSTAR'S REQUEST. ECHOSTAR SHALL BE ENTITLED TO HAVE ACCESS TO RETAILER'S BOOKS AND RECORDS DURING ITS INVESTIGATION OF RETAILER'S CLAIM. FAILURE TO STRICTLY COMPLY WITH THE PROVISIONS OF THIS SECTION 15.1 WITH RESPECT TO A PARTICULAR OCCURRENCE THAT RENDERS, OR MIGHT RENDER, ECHOSTAR IN BREACH OR DEFAULT OF THIS AGREEMENT AND LIABLE TO RETAILER FOR DAMAGES OR INJUNCTIVE RELIEF, SHALL CONSTITUTE A WAIVER BY RETAILER WITH RESPECT TO THE RELEVANT OCCURRENCE, INCLUDING WITHOUT LIMITATION ANY DAMAGES RELATED THERETO.

15.2 Mediation. The parties agree to submit any and all disputes, controversies or claims not otherwise barred or resolved under Section 15.1 or exempted under Section 15.4, which may arise between Retailer and/or any of its Affiliates, on the one hand, and EchoStar and/or any of its Affiliates, on the other hand, including but not limited to any and all disputes, controversies, and claims arising out of or relating to this Agreement including, without limitation, any and all disputes, controversies or claims related to: (i) the execution and delivery of this Agreement (whether via signature or electronic acceptance); (ii) the interpretation of this Agreement; (iii) a party’s performance or failure to perform hereunder; (iv) the termination of this Agreement; and (v) any rights Retailer may have under dealer termination or non-renewal laws (collectively “Disputes”), to mandatory non-binding mediation (a “Mediation”) in front of a single mediator. Either party may initiate a Mediation by giving written notice to the other party pursuant to Section 17.10 describing the Dispute (a “Notice of Mediation”). The Notice of Mediation shall include: (a) a statement of the initiating party’s position and a summary of arguments supporting that position and (b) the name and title of the executive who will represent that party and of any other persons who will accompany the executive. The Mediation shall take place in the City and County of Denver, Colorado at a mutually agreeable time and location before a mediator chosen by mutual agreement of the parties. In the event that either party fails to negotiate the selection of a mediator in good faith or unreasonably withholds its approval of a mediator, such party shall be deemed to have waived its right to select the mediator by mutual agreement of the parties and shall be required to participate in the Mediation with the mediator chosen by the other party. Each party shall participate through a representative with full settlement authority and shall bear its own costs and expenses and one-half of the costs and expenses of the mediator. Any such Mediation must be concluded within sixty (60) days of the Notice of Mediation. Nothing contained herein (excluding the provisions of Section 2.10, which shall apply in full force and effect) shall limit or restrict the rights of either party and/or any of its Affiliates to file a Notice of Arbitration (as defined below) and/or bring a request for injunctive relief against the other party and/or any of its Affiliates for any violations of Section 2.2, 2.6, 2.7, 2.8, 5, 6.3, 7.2, 7.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.8, 11 or 14 or any provision of any Other Agreement. In the event that a party (the “Non-Mediating Party”) fails to: (1) pay one-half of the costs and expenses of the mediator to the mediator when due; or (2) otherwise refuses or fails to participate in or attend a Mediation that has been properly initiated pursuant to this Section 15, then the Non-Mediating Party agrees that: (A) the Non-Mediating Party shall be deemed to have waived its right to initiate an Arbitration (as defined below) pursuant to Section 15.3, as fully participating in a Mediation pursuant to this Section 15.2 is a condition precedent to a party’s right to initiate an Arbitration; (B) the other party (the “Mediating Party”) shall have the right (but not the obligation) to initiate an Arbitration pursuant to Section 15.3 without any further obligation under this Section 15.2; and (C) the Mediating Party shall have the option, exercisable upon written notice to the Non-Mediating Party, to have the underlying dispute, controversy or claim resolved solely and exclusively before a court of competent jurisdiction located in the State of Colorado, as delineated in Section 15.5 below. In the event that the Mediating Party elects to initiate an Arbitration pursuant to clause (B) above or to resolve the underlying dispute, controversy or claim in court pursuant to clause (C) above, the parties agree that the Non-Mediating Party shall be deemed to have waived its right to pursue any affirmative claims or counterclaims in such Arbitration or court proceeding as fully participating in a Mediation pursuant to this Section 15.2 is a condition precedent to recovery.

15.3 Arbitration. Except as set forth to the contrary in this Section 15.3 or Section 15.4 below, any and all disputes, controversies or claims between Retailer and/or any of its Affiliates, on the one hand, and EchoStar and/or any of its Affiliates, on the other hand, including without limitation any and all disputes, controversies or claims arising out of or in connection with this Agreement, including but not limited to the validity of this Section 15, the circumstances concerning the execution and delivery of this Agreement (whether via signature or electronic acceptance), and any allegations of fraud in the inducement, or which relate to the parties’ relationship with each other or either party’s compliance with any Laws, which are not settled through negotiation, the claim process set forth above in Section 15.1, or the mediation process set forth above in Section 15.2, shall be resolved solely and exclusively by binding arbitration (an “Arbitration”) in accordance with both the substantive and procedural laws of Title 9 of the U.S. Code (“Federal Arbitration Act”) and the Commercial Arbitration Rules of the American Arbitration Association (the “Commercial Arbitration Rules”). In the event of any conflict or inconsistency between or among the Federal Arbitration Act, the Commercial Arbitration Rules, and/or the terms and conditions of this Agreement, such conflict or inconsistency shall be resolved by giving precedence in the following order: (i) this Agreement; (ii) the Federal Arbitration Act; and (iii) the Commercial Arbitration Rules. In consideration of EchoStar entering into this Agreement with Retailer, Retailer agrees that it will not serve as a class representative in any class action lawsuit brought by any person or legal entity concerning this Agreement in any respect. NEITHER PARTY NOR ANY OF ITS AFFILIATES MAY BRING ANY DEMAND FOR ARBITRATION AGAINST THE OTHER PARTY AND/OR ANY OF ITS AFFILIATES IF IT AND/OR ANY OF ITS AFFILIATES HAS FAILED TO FULLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTIONS 15.1 AND 15.2; provided, however, that nothing contained herein (excluding the provisions of Section 2.10, which shall apply in full force and effect) shall limit or restrict the rights of either party and/or any of its Affiliates to file a Notice of Arbitration and/or bring a request for injunctive relief against the other party and/or any of its Affiliates for any violations of Section 2.2, 2.6, 2.7, 2.8, 5, 6.3, 7.2, 7.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.8, 11 or 14 or any provision of any Other Agreement.

15.3.1 Initiation of Arbitration; Selection of Arbitrators. The Arbitration must be initiated within ninety (90) days from the final day of the Mediation, or one hundred fifty (150) days from the Notice of Mediation in the event that the Mediation is not concluded within sixty (60) days of the Notice of Mediation, and shall be initiated by written notice from the initiating party to the other party pursuant to Section 17.10 stating the initiating party’s intent to initiate arbitration (“Notice of Arbitration”). The Arbitration shall be conducted in the City and County of Denver, Colorado by a panel of three arbitrators who shall be selected as follows: (i) one arbitrator shall be selected by the claimant(s) within thirty (30) days of sending the Notice of Arbitration; (ii) one arbitrator shall be selected by the respondent(s) within thirty (30) days of the claimant(s) notifying respondent of the identity of claimant’s arbitrator; and (iii) the third arbitrator shall be selected by the arbitrators chosen by the claimant(s) and the respondent(s) within thirty (30) days of the appointment of the respondent(s)’ arbitrator. The parties acknowledge and agree that each party shall have the option, exercisable upon written notice to the other party, to designate the arbitrator selected by such party as a non-neutral arbitrator in which event such arbitrator shall not be impartial or independent and shall not be subject to disqualification for partiality or lack of independence. Notwithstanding the foregoing, in the event that either party fails to timely select an arbitrator pursuant to this Section 15.3: (a) such party shall be deemed to have waived its right to a three-member arbitration panel and shall be required to participate in the arbitral proceedings with the one arbitrator selected by the other party without any objection and (b) the one arbitrator selected by the other party shall thereafter be deemed a neutral arbitrator with whom neither party shall communicate ex parte concerning the Arbitration.

15.3.2 Authority of the Arbitrator(s); Awards. The parties hereby agree that the arbitrator(s) selected pursuant to Section 15.3.1 (the “Arbitrator(s)”) are not authorized to: (i) conduct “class arbitration” in any form; and/or (ii) arbitrate any dispute on a representative basis in any form. The parties hereby agree that the Arbitrator(s) have the authority to entertain and rule upon dispositive motions, including but not limited to, default judgments as governed by Rule 55 of the Federal Rules of Civil Procedure, motions for summary judgment as governed by Rule 56 of the Federal Rules of Civil Procedure and motions to dismiss as governed by Rule 12 of the Federal Rules of Civil Procedure. The decision of the Arbitrator(s) shall be final and binding on the parties and any award of the Arbitrator(s) may be entered and enforced as a final judgment in any state or federal court of competent jurisdiction in the United States. The parties agree that, in no event, shall the Arbitrator(s)’ decision include a recovery under any theory of liability, or award in any amount, not expressly allowed under this Agreement, any Promotional Program or applicable Business Rules. In furtherance (and without limitation) of the foregoing, any award made by the Arbitrator(s) shall be within the limitations set forth in Section 12. The parties further agree that the Arbitrator(s) may not award damages, injunctive relief or any other remedy to any person or legal entity who is not present at the Arbitration or who does not submit proof of any alleged damages at the Arbitration.

15.3.3 Arbitration Costs. The party(ies) determined by the Arbitrator(s) to be the prevailing party(ies) shall be entitled to recover from the non-prevailing party(ies) any and all costs and expenses arising from any Arbitration hereunder, including without limitation all costs of the record or transcripts thereof, if any, administrative fees, and all other fees involved (including but not limited to reasonable attorney fees of the prevailing party(ies)); provided, however, that such costs and expenses may otherwise be allocated in an equitable manner as determined by the Arbitrator(s).

15.3.4 Remedies for Non-Participation. The parties acknowledge and agree that: (i) in addition to (and without limitation of) the other provisions of this Section 15, each party is relying upon the provisions of this Section 15.3 to efficiently address and resolve any and all disputes, controversies and claims arising out of or relating to this Agreement and (ii) any failure or refusal by a party (the “Non-Participating Party”) to: (a) pay any amount to the American Arbitration Association (“AAA”) when due (“Arbitration Payment Default”) or (b) otherwise participate in or attend an Arbitration that has been properly initiated pursuant to this Section 15 (“Other Arbitration Default”) will cause substantial and irreparable harm and injury to the other party (the “Participating Party”), for which monetary damages alone would be an inadequate remedy, including without limitation the termination of arbitral proceedings by the AAA. Accordingly, each party agrees that, in the event of an Arbitration Payment Default or Other Arbitration Default (each a “Non-Participation Event”), the Participating Party shall have the right (but not the obligation), in addition to (and without limitation of) any other rights and remedies available to such party at law, in equity, under contract (including without limitation this Agreement) or otherwise (all of which are hereby expressly reserved), to obtain immediate relief from the Arbitrator(s) or a court of competent jurisdiction located in the State of Colorado, as delineated in Section 15.5 below, in each case in the form of specific performance and/or a preliminary or permanent injunction, whether prohibitive or mandatory, against any violation or threatened violation of this Section 15.3, and without the necessity of posting or filing a bond or other security to restrain the threatened or actual violation of this Section 15.3 by the Non-Participating Party. In addition to (and without limitation of) the foregoing, in the event of a Non-Participation Event, the Participating Party shall have the option, exercisable upon written notice to the Non-Participating Party, to have the underlying dispute, controversy or claim resolved solely and exclusively before a court of competent jurisdiction located in the State of Colorado, as delineated in Section 15.5 below. In the event that the Participating Party elects to resolve the underlying dispute, controversy or claim in court pursuant to this Section 15.3.4, the parties agree that the Non-Participating Party shall be deemed to have waived its right to pursue any affirmative claims or counterclaims in such court proceeding as fully participating in an Arbitration pursuant to this Section 15.3 is a condition precedent to recovery.

15.4 Exceptions. Notwithstanding the foregoing, any request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to mediation or arbitration and may be adjudicated solely and exclusively in the United States District Court for the District of Colorado or in the appropriate state court of competent jurisdiction located in Arapahoe County, Colorado pursuant to Section 15.5 below; provided, however, that nothing contained herein (excluding the provisions of Section 2.10, which shall apply in full force and effect) shall limit or restrict the rights of either party and/or any of its Affiliates to file a Notice of Arbitration and/or bring a request for injunctive relief against the other party and/or any of its Affiliates for any violations of Section 2.2, 2.6, 2.7, 2.8, 5, 6.3, 7.2, 7.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.8, 11 or 14 or any provision of any Other Agreement.

15.5 Choice of Law; Exclusive Jurisdiction. The relationship between the parties and their present and future Affiliates, including without limitation all disputes, controversies or claims, whether arising in contract, tort, under statute or otherwise, shall be governed by and construed in accordance with the laws of the State of Colorado, applicable to contracts to be made and performed entirely within the State of Colorado by residents of the State of Colorado, without giving any effect to its conflict of law provisions. In the event that a lawsuit is brought for injunctive relief pursuant to Section 15.2, 15.3, or 15.4 above or as otherwise permitted in clause (C) of Section 15.2 or the penultimate sentence of Section 15.3.4, such lawsuit shall be litigated solely and exclusively before the United States District Court for the District of Colorado. The parties and their present and future Affiliates consent to the in personam jurisdiction of the United States District Court for the District of Colorado and the appropriate State Court located in Arapahoe County, State of Colorado for the purposes set forth in this Section 15 and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to Title 28 U.S.C. Section 1404 or 1406 (or any successor statute). In the event that the United States District Court for the District of Colorado does not have subject matter jurisdiction over any such matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

15.6 Survival.  The provisions of this Section 15 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

16. INSURANCE.

16.1 Retailer shall, at its sole cost and expense, procure and maintain throughout the Term of this Agreement the following insurance coverages:

16.1.1 Workers’ Compensation or similar employee benefit act coverage with statutory limits as prescribed by the laws of all states in which Retailer conducts business operations in connection with this Agreement and Employers’ Liability coverage with limits and a deductible that are reasonable and adequate for businesses involved in the sale, installation, service and repair of consumer electronics.

16.1.2 Commercial General Liability coverage including, without limitation, coverage for Premises/Operations, Product/Completed Operations, Blanket Contractual Liability, Independent Contractors, Broad Form Property Damage, and Personal/Advertising Injury with limits and a deductible that are reasonable and adequate for businesses involved in the sale, installation, service and repair of consumer electronics.

16.1.3 Commercial Automobile Liability coverage which includes coverage for all owned, hired, and non-owned vehicles with limits and a deductible that are reasonable and adequate for businesses involved in the sale, installation, service and repair of consumer electronics.

16.2 All such policies and coverages shall: (i) be primary and non-contributory, and issued by insurers licensed to do business in all states in which Retailer conducts business operations in connection with this Agreement; (ii) be endorsed to provide EchoStar at least thirty (30) days prior notification of cancellation or material change in coverage; (iii) name EchoStar as an additional insured; and (iv) be endorsed to provide EchoStar with written notice of Retailer’s failure to renew any coverage not later than the anniversary date for each coverage. All such insurance shall be evidenced by a certificate of insurance acceptable to EchoStar, which shall be provided to EchoStar upon request.

16.3 All insurance policies required by this Section 16 (except Workers’ Compensation) shall designate EchoStar, DNSLLC, their Affiliates, and their respective directors, officers, and employees (all hereinafter referred to in this clause as “Company”) as additional insureds. All such insurance policies shall be required to respond to any claim and pay any such claim prior to any other insurance or self-insurance which may be available. Any other coverage available to Company shall apply on an excess basis. Retailer understands and agrees that EchoStar, DNSLLC and their Affiliates and their respective directors, officers and employees are third party beneficiaries of Retailer’s obligations under this Section 16. No deductible amount on any insurance policy required by this Section 16 shall exceed ten percent (10%) of the coverage amount of the policy.

17. MISCELLANEOUS.

17.1 Waiver. Except as otherwise expressly set forth to the contrary herein, the failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. In addition to (and without limitation of) the foregoing, the failure of EchoStar or any of its Affiliates to insist upon strict performance of any provision of any agreement between EchoStar and/or any of its Affiliates on the one hand and another retailer on the other hand, shall not be construed as a waiver of EchoStar's right to insist upon strict performance of each and every representation, warranty, covenant, duty and obligation of Retailer hereunder. In addition to (and without limitation of) the foregoing, the election of certain remedies by EchoStar or any of its Affiliates with respect to the breach or default by another retailer of any agreement between EchoStar and/or any of its Affiliates on the one hand and such other retailer on the other hand shall not be deemed to prejudice any rights or remedies that EchoStar may have at law, in equity, under contract (including without limitation this Agreement) or otherwise with respect to a similar or different breach or default hereunder by Retailer (all of which are hereby expressly reserved).

17.2 Successor Interests; No Assignment by Retailer; Third-Party Beneficiaries.  This Agreement is binding upon the heirs, legal representatives, successors and permitted assigns of EchoStar and Retailer. Neither party shall assign this Agreement without the prior written consent of the other party, except that EchoStar may assign this Agreement to any of its Affiliates in whole or in part and at any time and from time to time in EchoStar’s Sole Discretion without the consent of Retailer. Because this Agreement is made and entered into by EchoStar in reliance on the financial, business and personal reputation of Retailer and its ownership and management, any merger, reorganization (including without limitation any change of form of entity, for example changing from a corporation to an LLC) or consolidation of Retailer shall be deemed an assignment requiring EchoStar’s consent hereunder and if any person not a substantial stockholder of Retailer (someone with less than a 25% interest) as of the Effective Date subsequently becomes a substantial stockholder of Retailer (equal to, or greater than a 25% interest), that shall be considered an assignment requiring EchoStar’s consent hereunder. The provisions of this Agreement are for the exclusive benefit of the parties hereto, EchoStar’s Affiliates and their heirs, legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended, or shall be deemed or construed, to confer upon any third party (other than as expressly set forth for Affiliates of EchoStar) any rights, benefits, duties, obligations, remedies or interests of any nature or kind whatsoever under or by reason of this Agreement.

17.3 Construction and Interpretation. Retailer and EchoStar hereby represent, warrant, acknowledge and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or the Business Rules, including without limitation any amendments hereto or thereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.4 Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any one or more of the provisions contained herein, or the application thereof to any person, entity, or circumstance, for any reason are held to be invalid, illegal, or unenforceable in any respect, then such provision(s) shall be enforced to the maximum extent permissible, and the remaining provisions of this Agreement shall be unaffected thereby and will remain in full force and effect.

17.5 Entire Agreement. This Agreement and the Business Rules constitute the entire agreement between the parties with respect to the subject matter of this Agreement. Except as otherwise expressly provided herein, no party shall be bound by any communications between them on the subject matter of this Agreement, unless such communication is: (i) in writing; (ii) bears a date contemporaneous with or subsequent to the Effective Date; and (iii) is signed by both parties to this Agreement. On the Effective Date, all prior agreements (except as set forth to the contrary in Section 2.10 and with further exception of the Business Rules and Other Agreements (including without limitation any previous “Exclusive Bounty Hunter Agreements”)) or understandings between the parties shall be null and void. The parties specifically acknowledge there are no unwritten side agreements or oral agreements between the parties which alter, amend, modify or supplement this Agreement. In addition to (and without limitation of) any provisions of this Agreement that expressly survive termination or expiration, any provision of this Agreement that logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances.

17.6 Compliance with Laws. Retailer hereby agrees to comply with, and hereby agrees that this Agreement is subject to, all applicable Laws in force or effect at any time during the Term of this Agreement.

17.7 Force Majeure. Notwithstanding anything set forth to the contrary in this Agreement, neither party shall be liable to the other party for its failure to fulfill any of its obligations hereunder if such failure is caused by or arises out of an act of force majeure including without limitation acts of God, war, riot, natural disaster, technical failure (including without limitation the failure of all or part of any communications satellite or transponders on which the Programming is delivered to DISH Network Subscribers, or of related uplinking or other equipment) or any other reason beyond the reasonable control of the party whose performance is prevented during the period of such occurrence.

17.8 Remedies Cumulative. It is agreed that the rights and remedies herein provided to EchoStar in case of default or breach by Retailer of this Agreement are cumulative and without prejudice to any other rights and remedies that EchoStar may have by reason of such default or breach by Retailer at law, in equity, under contract or otherwise (all of which are hereby expressly reserved).

17.9 Records and Audit Rights. During the Term of this Agreement and for a period of three (3) years thereafter, Retailer shall keep and maintain at its principal place of business complete and accurate records and books of account, as well as all documentation of all material processes and procedures, in connection with its performance under this Agreement, the Trademark License Agreement and any Other Agreement. Such books, records and documentation shall be in sufficient detail to show all information necessary to support any Retailer claim, request or entitlement of any nature from EchoStar or any of its Affiliates. EchoStar shall have the right, upon two (2) days prior written notice, to review, audit and make copies of Retailer's books, records and documentation for the purposes of: (i) determining Retailer's compliance with its duties and obligations under this Agreement, the Trademark License Agreement or any Other Agreement; (ii) investigating any claims against EchoStar and/or any of its Affiliates made by Retailer and/or any of its Affiliates; and/or (iii) investigating any Claims for which Retailer is obligated to indemnify the EchoStar Group pursuant to Section 13 (an "Audit"). EchoStar shall be entitled to conduct an Audit regardless of the existence of any claim, dispute, controversy, mediation, arbitration or litigation between the parties. In the event that Retailer refuses to allow EchoStar to conduct an Audit, Retailer acknowledges that EchoStar shall be entitled to obtain immediate relief in the form of specific performance from either the panel of arbitrators (if arbitration has been commenced pursuant to Section 15 above) or a court located within the State of Colorado, as delineated in Section 15.5 of this Agreement. Any audit conducted by EchoStar shall be conducted by EchoStar or its representative(s) at Retailer's offices during normal business hours. If, during the course of an Audit, EchoStar uncovers that: (a) Retailer has failed to comply with any of its obligations under this Agreement, and/or (b) Retailer and/or any of its Affiliates has made a frivolous claim against EchoStar and/or any of its Affiliates, Retailer shall pay to EchoStar the costs and expenses incurred by EchoStar in connection with such Audit. If an Audit reveals that Retailer and/or any of its Affiliates have underpaid EchoStar and/or any of its Affiliates, Retailer agrees to repay to EchoStar the amount of any such underpayment together with interest thereon at the highest rate allowed by law, computed from the date of underpayment; and pay all reasonable costs and expenses, including without limitation reasonable attorney fees and accountant fees incurred by EchoStar and/or any of its Affiliates in connection with an Audit and with enforcing the collection of such amounts. The provisions of this Section 17.9 are without prejudice to any other rights and remedies that EchoStar and/or any of its Affiliates may have under contract (including without limitation this Agreement), at law, in equity or otherwise (all of which are hereby expressly reserved), and shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

17.10 Notices.

17.10.1 Notice to EchoStar. Except as otherwise provided in Sections 15 and 17.20, all notices to be given to EchoStar pursuant to this Agreement shall be in writing, signed by Retailer, and sent by: (i) first class certified mail, postage prepaid; or (ii) overnight courier service, charges prepaid, to the following address(es) or such other address(es) as EchoStar may designate to Retailer at any time and from time to time in accordance with Section 17.10.2:

If by first class certified mail:

To EchoStar:                         EchoStar Satellite L.L.C.
Attn: Director of Retail Services
P.O. Box 6627
Englewood, CO 80155

With a copy to:        David K. Moskowitz
Executive Vice President, General Counsel and Secretary
EchoStar Satellite L.L.C.
P.O. Box 6655
Englewood, CO 80155

If by overnight courier service:

To EchoStar:            EchoStar Satellite L.L.C.
Attn: Director of Retail Services
9601 South Meridian Blvd.
Englewood, CO 80112

With a copy to:                    David K. Moskowitz
Executive Vice President, General Counsel and Secretary
EchoStar Satellite L.L.C.
(same address)

The receipt of such notice shall constitute the giving thereof.

17.10.2 Notice to Retailer.  All notices to be given to Retailer pursuant to this Agreement shall be in writing and sent by: (i) first class certified mail, postage prepaid; (ii) overnight courier service, charges prepaid; (iii) facsimile transmission, to Retailer at the address listed on the first page of this Agreement or the fax number listed on the signature page of this Agreement, or such other address or other fax number as Retailer may designate in writing delivered to EchoStar in accordance with Section 17.10.1; or (iv) with the exception of notices given pursuant to Sections 10, 13 or 15, any method of mass communication reasonably directed to EchoStar’s retailer base, including, without limitation, facts blast, e-mail posting on EchoStar’s retailer web site or broadcast on a “Retailer Chat”. The sending of such notice with confirmation of successful receipt of the entire transmission (in the case of facsimile transmission), receipt of such notice (in the case of first class certified mail or overnight courier service), sending of such notice (in the case of e-mail), posting (in the case of EchoStar’s retailer web site) or broadcast (in the case of Retailer Chats) shall constitute the giving thereof. It shall be Retailer’s sole responsibility to keep itself informed of all notices, changes and other information set forth in any facts blast, e-mail, “Retailer Chat” or posting on EchoStar’s retailer web site.

17.10.3 The provisions of this Section 17.10 shall survive expiration or termination of this Agreement (for any reason or no reason) indefinitely.

17.11 Attorney Fees. In the event of any suit, action or arbitration between Retailer and/or any of its Affiliates, on the one hand, and EchoStar and/or any of its Affiliates, on the other hand, including but not limited to any and all suits, actions or arbitrations to enforce this Agreement, any Business Rules, any Promotional Program or any provisions hereof or thereof, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney fees, at arbitration, at trial and on appeal, in addition to (and without limitation of) all other sums allowed by law. The provisions of this Section 17.11 shall survive expiration or termination of this Agreement (for any reason or no reason) indefinitely.

17.12 Offsets. In no event shall Retailer or any of its Affiliates offset any amounts due to EchoStar or any of its Affiliates from Retailer or any of its Affiliates against any amounts due to Retailer or any of its Affiliates from EchoStar or any of its Affiliates. In the event that Retailer and/or any of its Affiliates are indebted to EchoStar and/or any of its affiliates under Section 13 below or for any other reason (including without limitation for any Chargebacks permitted hereunder), Retailer and its Affiliates hereby acknowledge and agree that EchoStar and its Affiliates shall have the right, but not the obligation, to offset any such amounts against any amounts due to Retailer or any of its Affiliates from EchoStar or any of its Affiliates, as well as any and all amounts for which EchoStar and/or any of its Affiliates may become liable to third parties by reason of Retailer's and/or any of its Affiliate’s acts in performing, or failing to perform, Retailer's and/or any of its Affiliate’s obligations under this Agreement or any Other Agreements. Further, EchoStar may, but shall have no obligation to, withhold such sums from any monies due or to become due to Retailer hereunder as EchoStar, at any time and from time to time in its Sole Discretion, deems necessary to protect EchoStar and/or any of its Affiliates from any loss, damage, or expense arising out of or relating to Retailer's actions, inaction or performance hereunder, or in response to any claim or threatened claim of which EchoStar becomes aware concerning Retailer or the performance of any of Retailer's duties hereunder. EchoStar's right to money due and to become due hereunder shall not be subject to any defense (except payment), offset, counterclaim or recoupment of Retailer whatsoever, including, but not limited to, any which might arise from a breach of this Agreement by EchoStar or any of its Affiliates. ECHOSTAR'S CALCULATION OF OFFSET AMOUNTS SHALL BE PRESUMED CONCLUSIVELY AND IRREBUTABLY CORRECT ABSENT A TIMELY NOTICE OF CLAIM BY RETAILER PURSUANT TO SECTION 15. Within thirty (30) days after expiration or termination of this Agreement for any reason or no reason whatsoever, Retailer shall pay to EchoStar all amounts owing from Retailer and its Affiliates to EchoStar and its Affiliates. The provisions of this Section 17.12 shall survive expiration or termination of this Agreement (for any reason or no reason whatsoever) indefinitely.

17.13 Modifications. Retailer acknowledges that EchoStar competes in the multi-channel video distribution market, which is highly competitive, fluid and volatile and that EchoStar must make changes to its marketing, promotion and sales of products and services from time to time to stay competitive. Therefore, Retailer agrees that EchoStar may, at any time and from time to time in its Sole Discretion, change or modify Promotional Programs and/or Business Rules, upon notice to Retailer, without the need for any further consent, written or otherwise, from Retailer. IF ANY SUCH MODIFICATION OR CHANGE IS MATERIAL AND UNACCEPTABLE TO RETAILER, RETAILER’S ONLY RECOURSE IS TO TERMINATE THIS AGREEMENT. RETAILER’S CONTINUED PERFORMANCE UNDER THIS AGREEMENT FOLLOWING RECEIPT OF NOTICE OF A CHANGE OR MODIFICATION WILL CONSTITUTE RETAILER’S BINDING ACCEPTANCE OF THE CHANGE OR MODIFICATION.

17.14 Interstate Commerce. The parties acknowledge that the transactions contemplated by this Agreement involve interstate commerce.

17.15 General Provisions. The exhibit(s) hereto are hereby incorporated into this Agreement by reference in their entirety.

17.16 Power and Authority. Retailer represents and warrants to EchoStar that it has full power and authority to enter into this Agreement and perform its obligations hereunder and that its execution and delivery of this Agreement (whether via signature or electronic acceptance) and performance of its obligations hereunder does not and will not violate any Laws or result in a breach of, or default under, the terms and conditions of any contract or agreement by which it is bound.

17.17 Consent to Receive Faxes. Retailer hereby acknowledges that this Agreement serves as Retailer’s express written consent to receive facsimile transmittals from EchoStar and its Affiliates, including without limitation facsimile transmittals which contain unsolicited advertisements. For the avoidance of doubt, such permitted facsimile transmittals from EchoStar or any of its Affiliates shall include, but not be limited to, information about the commercial availability or quality of products, goods or services; notices of conferences and seminars; and new product, programming or promotion announcements. This written consent shall include (without limitation) all facsimile transmittals regulated by future Federal Communications Commission action.

17.18 Waiver of Evidence. No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of this Agreement. Both parties waive any right they may have to introduce evidence of any such course of dealing, course of performance, or usage of trade.

17.19 Correction of Spelling, Typographical or Clerical Errors. Retailer hereby grants to EchoStar a limited power of attorney to correct and/or execute or initial all spelling, typographical and clerical errors discovered in this Agreement, the Trademark License Agreement, any Other Agreement, and any amendments to any of the foregoing, including without limitation, errors or inconsistencies in the spelling of Retailer’s name, address, phone number or fax number or the spelling of the name or title of the duly authorized representative signing or electronically accepting each such agreement on Retailer’s behalf.

17.20 Alteration of Terms and Conditions. Retailer acknowledges and agrees that, because among other things EchoStar has thousands of authorized retailers, it is in each party’s best interest to establish an orderly process for Retailer to propose additions, deletions and/or modifications to the terms and conditions set forth in this Agreement and for EchoStar to receive such proposals prior to the parties entering into an agreement. Therefore, Retailer further acknowledges and agrees that any additions, deletions or modifications to the terms and conditions of this Agreement proposed by Retailer must be sent to EchoStar solely and exclusively via an e-mail message addressed to proposedchanges@echostar.com with the subject line “Proposed Changes to EchoStar Retailer Agreement” (a “Proposal”) and that such Proposals must be received by EchoStar prior to Retailer executing this Agreement (whether via signature or electronic acceptance). RETAILER ACKNOWLEDGES AND AGREES THAT: (I) ANY AND ALL PROPOSALS RECEIVED BY ECHOSTAR AFTER RETAILER HAS EXECUTED THIS AGREEMENT SHALL BE OF NO FORCE OR EFFECT; AND (II) IN THE EVENT THAT RETAILER EXECUTES THIS AGREEMENT AFTER ECHOSTAR HAS RECEIVED ONE OR MORE PROPOSALS, ALL SUCH PROPOSALS SHALL BE DEEMED TO HAVE BEEN WITHDRAWN BY SUCH EXECUTION AND SHALL BE OF NO FURTHER FORCE OR EFFECT. Consequently, in the event that the following events occur in the following order: (a) EchoStar receives a Proposal from Retailer; (b) Retailer executes this Agreement; and (c) EchoStar executes this Agreement, then Retailer acknowledges and agrees that the execution of this Agreement by Retailer withdrew the Proposal and Retailer and EchoStar will therefore have a binding agreement on the terms and conditions set forth herein, without any additions, deletions or modifications thereto. Further, in the event that the following events occur in the following order: (1) Retailer executes this Agreement; (2) EchoStar receives a Proposal from Retailer; and (3) EchoStar executes this Agreement, then Retailer acknowledges and agrees that the Proposal shall be of no force or effect because it was submitted after Retailer executed this Agreement and Retailer and EchoStar will therefore have a binding agreement on the terms and conditions set forth herein, without any additions, deletions or modifications thereto. Further, in the event that the following events occur in the following order: (A) EchoStar receives a Proposal from Retailer; (B) Retailer executes this Agreement; (C) EchoStar receives a second Proposal from Retailer; and (D) EchoStar executes this Agreement, then Retailer acknowledges and agrees that the execution of this Agreement by Retailer withdrew the first Proposal and the second Proposal shall be of no force or effect because it was submitted after Retailer executed this Agreement, and Retailer and EchoStar will therefore have a binding agreement on the terms and conditions set forth herein, without any additions, deletions or modifications thereto. Retailer further acknowledges and agrees that a Proposal may only be accepted by EchoStar in a writing signed by an Executive Vice President of EchoStar (or his or her designee), which specifically acknowledges receipt of the applicable Proposal, includes the portion(s) of the Proposal that EchoStar is willing to accept, and expressly states that EchoStar has agreed to accept such portion(s) of the Proposal. Notwithstanding anything to the contrary set forth herein, EchoStar is under no obligation to receive, consider or accept any Proposals, and in the event that a Proposal received by EchoStar is not accepted in the manner provided in the immediately preceding sentence, then such Proposal shall automatically be deemed to have been rejected by EchoStar. For the avoidance of doubt, EchoStar has the right to not receive, consider or accept any Proposal and to reject any Proposal in its Sole Discretion.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and/or accepted electronically by their duly authorized representatives as of the date first written above.

ECHOSTAR SATELLITE L.L.C.

By:
Name: Title:

RETAILER

Retailer Company Name:

Fax Number:
(for notice to Retailer pursuant to Section 17.10.2)

By:
(signature)

Name (please print):

Title (please print):

[SIGNATURE PAGE OF DISTRIBUTOR RETAILER AGREEMENT]

EXHIBIT A

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (the "Agreement") is made and effective as of the ___________________, by and between EchoStar Satellite L.L.C., formerly known as EchoStar Satellite Corporation (“ESLLC”), having a place of business at 9601 S. Meridian Blvd., Englewood, Colorado 80112, and _________ having a place of business at ____________________________
("Licensee").

A. ESLLC conducts business in worldwide locations as, among other things, a provider of direct broadcast satellite-delivered, multi-channel, digital video, audio, data, interactive and other programming services ("Programming"); and

B. Licensee conducts business as, among other things, a retailer of satellite television products and services; and

C. Licensee desires to be permitted to use such EchoStar trademarks, service marks and trade names set forth in Exhibit 1 hereto, which may be amended at any time and from time to time in ESLLC’s sole and absolute discretion for any reason or no reason (the "Trademarks"), as ESLLC, in its sole and absolute discretion for any reason or no reason, may authorize, from time to time, under a non-exclusive license, to promote and solicit orders for DISH Network Programming.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. ESLLC hereby grants to Licensee a non-exclusive, non-transferable, revocable license (the "License") to use the Trademarks and such other trademarks as ESLLC may from time to time expressly in writing permit Licensee to use during the term of this Agreement, and no other term or license whatsoever, solely to promote the retail sale of ESLLC satellite television programming and the hardware necessary to receive such programming in its local advertising and promotional materials and at its business locations. Licensee expressly recognizes and agrees that Licensee shall not, in whole or in part, modify, alter, supplement, delete or otherwise change the Trademarks (whether in typewritten, stylized or any other form) as provided to Licensee by ESLLC. Licensee shall have no right to use the logos, service marks or trademarks (whether in typewritten, stylized or any other form) of any programming providers, other than the logos, service marks and trademarks of programming providers that are contained in the advertising and promotional material provided to Licensee by ESLLC. No such materials shall indicate that any agreement of agency, partnership, joint venture, franchise or exclusive or non-exclusive distributorship exists between Licensee and ESLLC, unless ESLLC and Licensee enter into a separate written agreement permitting Licensee to do so. Notwithstanding the above, Licensee shall provide to ESLLC, at least thirty (30) days prior to first use, an example of any advertising or promotional materials in which Licensee intends to use any Trademarks or any such other trademarks (whether in typewritten, stylized or any other form), which use has not, within the past twelve months, been approved by ESLLC in exactly the manner intended for use. ESLLC may reject and prohibit Licensee from using such materials, in its sole and absolute discretion for any reason or no reason. If Licensee is required to, but fails to provide ESLLC with proposed advertising or promotional materials at least thirty (30) days prior to first use, ESLLC shall have just cause to immediately terminate this Agreement by providing written notice to Licensee to that effect. This Agreement is not intended, nor shall it be construed, as creating any agreement of agency, partnership, joint venture, franchise or of exclusive or non-exclusive distributor, or as creating any obligation on the part of ESLLC to enter into any such agreement with Licensee. Further, this Agreement is not intended, nor shall it be construed, as providing any rights to Licensee to purchase or sell products or programming manufactured and/or distributed by ESLLC. Licensee expressly recognizes and agrees that any goodwill now existing or hereafter created through any sales by Licensee of products or programming manufactured and/or distributed by ESLLC, shall inure to ESLLC's sole benefit. This License shall be effective until terminated by either party in accordance with the terms and conditions of this Agreement, or until expiration or termination of the Distributor Retailer Agreement to which this Agreement is attached for any reason or no reason whatsoever.

2. The License granted by ESLLC is granted to Licensee only. Licensee has no authority to transfer or grant any sublicense to any other entity or individual for any reason, and if Licensee does so, such action shall terminate this Agreement, at ESLLC's option, at any time thereafter. Licensee shall immediately cease using Trademarks in typewritten, stylized or any other form upon expiration or termination of this Agreement for any reason or no reason whatsoever. Upon expiration or termination of this Agreement for any reason or no reason whatsoever, at ESLLC's option Licensee shall immediately destroy or deliver to ESLLC any and all advertising and promotional materials in Licensee's possession with Trademarks (whether in typewritten, stylized or any other form) on them. If ESLLC requests destruction of advertising and promotional materials, Licensee shall promptly execute an affidavit representing at a minimum that such materials were destroyed, and the date and means of destruction.

3. Licensee expressly recognizes and acknowledges that this License, as well as any past use of the Trademarks in any manner whatsoever by Licensee (including but not limited to use on signs, on business cards, or in advertisements) or in any form whatsoever by Licensee (including but not limited to typewritten or stylized form), shall not confer upon Licensee any proprietary rights or interest in or to any Trademarks including, but not limited to any existing or future goodwill in the Trademarks. All goodwill in the Trademarks shall inure to ESLLC's sole benefit. Further, Licensee waives any and all past, present, or future claims it has or might have in or to the Trademarks (whether in typewritten, stylized or any other form) and acknowledges that as between ESLLC and Licensee, ESLLC has the exclusive rights to own and use the Trademarks (whether in typewritten, stylized or any other form), and that ESLLC retains full ownership of the Trademarks (whether in typewritten, stylized or any other form) notwithstanding the License granted herein. While Licensee has no right or authority to do so, in the event that Licensee has previously, or in the future reserves, files, or registers any of the Trademarks of ESLLC (whether in typewritten, stylized or any other form) or registers any domain name which includes all or any portion of the Trademarks of ESLLC, Licensee agrees to notify ESLLC immediately, and immediately upon request of ESLLC, to assign any and all interest to ESLLC that is obtained through the reservation, filing, or registration of the Trademarks in the U.S. or any foreign jurisdiction or through the registration of any domain name, and hereby acknowledges and agrees that any such reservation, filing, or registration of the Trademarks or domain name which includes all or any portion of the Trademarks, whenever occurring, shall be on behalf of and for the sole benefit of ESLLC, and Licensee waives all claims or rights to any compensation whatsoever therefor. Licensee's obligations in this paragraph shall survive the expiration or termination (for any reason or no reason whatsoever) of this Agreement indefinitely.

4. Furthermore, Licensee agrees not to hold itself out as DISH Network, ESLLC or any related or affiliated entity. To avoid any confusion in this respect, Licensee agrees not to use either: (i) the formative “DISH” in combination with the formative “NET”, or (ii) the formative “ECHO”, as part of its business name. Furthermore, Licensee agrees not to register any domain name which contains either (a) the formative “DISH”, in combination with the formative “NET”, (b) the formative “ECHO”, or (c) a misspelling of DISH Network (e.g., www.disnhetwork.com) or any other ESLLC mark, and Licensee further agrees to immediately transfer to ESLLC, upon ESLLC’s request, any such domain names which it has registered. Licensee’s failure to comply with the provisions of this Section 4 shall constitute a material breach of this Agreement. Upon request, Licensee shall provide ESLLC with a list of all domain names License uses to market, promote or solicit orders for DISH Network Programming.

5. Nothing in this Agreement shall be construed to bar ESLLC from protecting its right to the exclusive use of the Trademarks (whether in typewritten, stylized or any other form) against infringement thereof by any party or parties, including without limitation Licensee, either during the term of this Agreement or following any expiration or termination of Licensee's right to use the Trademarks pursuant to this Agreement for any reason or no reason whatsoever. Licensee will promptly and fully advise ESLLC of any use of any mark that may appear to infringe the Trademarks (whether in typewritten, stylized or any other form). Licensee will also fully cooperate with ESLLC in the defense and protection of the Trademarks (whether in typewritten, stylized or any other form), at ESLLC's expense. Similarly, nothing in this Agreement shall be construed to require that ESLLC take any action to protect the Trademarks in any instance, and ESLLC shall not be liable to Licensee in any manner whatsoever for failure to take any such action.

6.            (a) This Agreement shall continue for a period of time equal to the term of the Distributor Retailer Agreement to which this Agreement is attached, unless terminated earlier for a reason provided herein. In addition to (and without limitation of) any provisions of this Agreement that expressly survive termination or expiration of this Agreement, any provision of this Agreement which logically would be expected to survive termination for any reason or no reason whatsoever or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement.

(b) This Agreement may be terminated by a party (the "Affected Party") in the event that the other party (the "Other Party") defaults on any obligation or breaches any representation, warranty or covenant in this Agreement (regardless of whether breach or default of such obligation, representation, warranty or covenant is designated as giving rise to a termination right), and such default or breach, if curable, is not cured within twenty (20) days of receipt of written notice from the Affected Party. The parties agree that all obligations, representations, warranties and covenants contained in this Agreement, whether or not specifically designated as such, are material to the agreement of the parties to enter into and continue this Agreement.

(c) This Agreement shall terminate automatically upon the expiration or termination of the Distributor Retailer Agreement to which this Agreement is attached for any reason or no reason whatsoever and upon termination of any Other Agreement (as defined in Section 1.13 of the Distributor Retailer Agreement to which this Agreement is attached) for any reason or no reason whatsoever, unless ESLLC notifies Licensee to the contrary in writing.

7. The relationship between the parties including without limitation all disputes, controversies and claims, whether arising under contract, in tort, under statute or otherwise, shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to its conflict of law provisions. Licensee and ESLLC acknowledge and agree that they and their counsel have reviewed, or have been given a reasonable opportunity to review, this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments of Exhibits hereto.

8. Any and all disputes, controversies or claims arising out of, or in connection with, the interpretation, performance or nonperformance of this Agreement and any and all disputes, controversies or claims arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship for any reason whatsoever between the parties (including but not limited to the termination of this Agreement or the relationship and Licensee's rights thereunder or disputes under rights granted pursuant to statutes or common law, including without limitation those in the state in which Licensee is located) shall be litigated solely and exclusively before the United States District Court for the District of Colorado. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.S. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have signed and/or electronically accepted, this Agreement by their duly authorized representatives as of the date first written above.

ECHOSTAR SATELLITE L.L.C.

By:
Name: Title:

LICENSEE

Retailer Company Name:
(please print)

Street Address:
(please print)

City, State, Zip Code:
(please print)

By:
Name (please print): Title (please print):

[SIGNATURE PAGE OF TRADEMARK LICENSE AGREEMENT]

EXHIBIT 1 TO TRADEMARK LICENSE AGREEMENT

®

®

TM